Filed Pursuant to Rule 424(b)(5)
Registration No. 333-200939

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 25, 2017

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 15, 2014)

The Charles Schwab Corporation

Depositary Shares, Each Representing a 1/100th

Interest in a Share of     % Fixed-to-Floating Rate

Non-Cumulative Perpetual Preferred Stock, Series F

We are offering              depositary shares, each representing a 1/100th ownership interest in a share of     % Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, $0.01 par value, with a liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share) (the “Series F Preferred Stock”). The depositary shares are represented by depositary receipts. As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series F Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

We will pay dividends on the Series F Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors. Dividends will accrue on a non-cumulative basis and be payable from the date of initial issuance to, but excluding, December 1, 2027 at a rate of     % per annum, payable semi-annually, in arrears, on June 1 and December 1 of each year, beginning on June 1, 2018 and ending on December 1, 2027. Dividends will accrue on a non-cumulative basis and be payable from and including, December 1, 2027 at a floating rate equal to three-month LIBOR plus a spread of     % per annum, payable quarterly, in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on March 1, 2028.

Dividends on the Series F Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series F Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period to the holder of Series F Preferred Stock, including the depositary, and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series F Preferred Stock for any future dividend period.

We may redeem the Series F Preferred Stock at our option:

•	in whole or in part, from time to time, on any dividend payment date on or after December 1, 2027 at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends; or

•	in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series F Preferred Stock will not have any voting rights, except as set forth under “Description of Series F Preferred Stock—Voting Rights” on page S-26.

The depositary shares will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. The depositary shares will not be savings accounts, deposits or other obligations of any bank.

The depositary shares are a new issue of securities with no established trading market. We do not intend to apply for listing of the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-12.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the depositary shares or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses	$	$

(1)	The public offering price does not include dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of initial issuance, which is expected to be , 2017.

The underwriters expect to deliver the depositary shares to purchasers in book-entry form through the facilities of The Depository Trust Company (“DTC”) and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, a société anonyme (“Clearstream”) on or about                 , 2017.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Credit Suisse	Goldman Sachs & Co. LLC	J.P. Morgan	Wells Fargo Securities

                , 2017

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, offering to sell the depositary shares, and are not seeking offers to buy the depositary shares, in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the depositary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the depositary shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. In this prospectus supplement, we provide you with specific information about the depositary shares that we are selling in this offering, the Series F Preferred Stock represented by the depositary shares, and about the offering itself. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our depositary shares, our Series F Preferred Stock and other information you should know before investing in our depositary shares. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described in “Where you can find more information” before investing in our depositary shares.

References in this prospectus supplement to “we,” “us,” “our” and “CSC” mean The Charles Schwab Corporation. References in this prospectus supplement to the “Company” means CSC and its majority-owned subsidiaries.

Currency amounts in this prospectus supplement and the accompanying prospectus are stated in U.S. dollars.

The representations, warranties and covenants made by CSC in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of CSC’s affairs. You should assume that the information contained or incorporated by reference in this prospectus supplement and any document incorporated by reference herein and in the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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WHERE YOU CAN FIND MORE INFORMATION

CSC files annual, quarterly and current reports, proxy statements and other information with the SEC. CSC’s SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by CSC with the SEC are also available on CSC’s corporate website at http://www.aboutschwab.com. The website addresses of the SEC and CSC are included as inactive textual references only, and the information contained on those websites is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document that CSC files at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC allows CSC to “incorporate by reference” information CSC has filed with the SEC, which means that CSC can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017; and

•	Current Reports on Form 8-K filed on February 1, 2017, March 2, 2017, April 25, 2017, May 19, 2017, September 20, 2017, October 20, 2017 and October 24, 2017.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about CSC. The agreements may contain representations and warranties by CSC or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to the following address:

The Charles Schwab Corporation

211 Main Street

San Francisco, California 94105

Attention: Corporate Secretary

Telephone: (415) 667-7000

Email: investor.relations@schwab.com

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain not only historical information but also “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “appear,” “aim,” “target,” “could,” “would,” “continue,” and other similar expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives, and expectations as of the date hereof, or in the case of any documents incorporated by reference, as of the date of those documents, are necessarily estimates based on the best judgment of CSC’s senior management. These statements relate to, among other things:

•	the use of proceeds from this offering;

•	the ratings for the depositary shares;

•	a trading market for the depositary shares;

•	the Company’s aim to maximize its market valuation and stockholder returns over time; the Company’s belief that developing trusted relationships will translate into more client assets which drives revenue and, along with expense discipline, generates earnings growth and builds stockholder value; and the Company’s ability to pursue its business strategy and maintain its market leadership position;

•	the impact of legal proceedings and regulatory matters;

•	the adjustment of rates paid on client-related liabilities; the stability, rate sensitivity, and duration of client-related liabilities; the opportunity to migrate non-rate sensitive cash in sweep money market funds to Schwab Bank; increasing the duration of interest-earning assets; and the Company’s positioning to benefit from an increase in interest rates and limit its exposure to falling rates;

•	sources of liquidity, capital, and level of dividends;

•	capital ratios;

•	the impact of changes in management’s estimates on the Company’s results of operations;

•	the expected impact of new accounting standards not yet adopted;

•	the impact of changes in the likelihood of indemnification and guarantee payment obligations on the Company’s results of operations;

•	the Company continuing to grow bigger, stronger, and more capable through a steadfast focus on its “Through Clients’ Eyes” strategy; and

•	the other risks and uncertainties described in this prospectus supplement, including the documents incorporated by reference herein.

Achievement of the expressed beliefs, objectives and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially from the expressed beliefs, objectives, and expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents.

Important factors that may cause actual results to differ include, but are not limited to:

•	general market conditions, including level of interest rates, equity valuations and trading activity;

•	the Company’s ability to attract and retain clients, develop trusted relationships and grow client assets;

S-iv

•	client use of the Company’s investment advisory services and other products or services;

•	the level of client assets, including cash balances;

•	competitive pressure on pricing;

•	client sensitivity to interest rates;

•	regulatory guidance;

•	timing, amount, and impact of the migration of certain balances from brokerage accounts and sweep money market funds into Schwab Bank;

•	capital and liquidity needs and management;

•	the Company’s ability to manage expenses;

•	the effect of adverse developments in litigation or regulatory matters and the extent of any related charges;

•	the availability and terms of external financing;

•	potential breaches of contractual terms for which the Company has indemnification and guarantee obligations;

•	the Company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; and

•	CSC’s ability to maintain favorable ratings from rating agencies.

You should refer to the “Risk Factors” section of this prospectus supplement and to CSC’s periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. In particular, certain of these factors, as well as general risk factors affecting CSC and its subsidiaries, are discussed in greater detail in “Item 1A.—Risk Factors” in CSC’s Annual Report on Form 10-K for the year ended December 31, 2016, as such discussion may be amended or updated in other reports filed by us with the SEC, which reports are incorporated by reference into this prospectus supplement and accompanying prospectus.

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SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the depositary shares. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, especially the risks relevant to investing in the depositary shares discussed under “Risk Factors” contained herein and under “Item 1A.—Risk Factors” beginning on page 9 of CSC’s Annual Report on Form 10-K for the year ended December 31, 2016, as such discussion may be amended or updated in other reports filed by us with the SEC, as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”

The Charles Schwab Corporation

CSC is a savings and loan holding company, headquartered in San Francisco, California. CSC was incorporated in 1986 and engages, through its subsidiaries (collectively referred to as the Company), in wealth management, securities brokerage, banking, asset management, custody, and financial advisory services. At September 30, 2017, the Company had $3.18 trillion in client assets, 10.6 million active brokerage accounts, 1.6 million corporate retirement plan participants, and 1.2 million banking accounts.

Significant business subsidiaries of CSC include the following:

•	Charles Schwab & Co., Inc. (“Schwab”), which was incorporated in 1971, is a securities broker-dealer with over 340 domestic branch offices in 46 states, as well as a branch in each of the Commonwealth of Puerto Rico and London, England, and serves clients in Hong Kong through one of CSC’s subsidiaries;

•	Charles Schwab Bank (“Schwab Bank”), which commenced operations in 2003, is a federal savings bank; and

•	Charles Schwab Investment Management, Inc., which is the investment advisor for Schwab’s proprietary mutual funds, referred to as the Schwab Funds®, and Schwab’s exchange-traded funds (ETFs), referred to as the Schwab ETFs™.

The Company offers a broad range of products to address individuals’ varying investment and financial needs. Examples of these product offerings include:

•	Brokerage—an array of full-feature brokerage accounts with cash management capabilities;

•	Mutual funds—third-party mutual funds through Mutual Fund Marketplace®, including no-transaction fee mutual funds through the Mutual Fund OneSource® service, which also includes proprietary mutual funds, plus mutual fund trading and clearing services to broker-dealers;

•	Exchange-traded funds—an extensive offering of ETFs, including many proprietary and third-party ETFs available without a commission through Schwab ETF OneSource™;

•	Advice solutions—managed portfolios of both proprietary and third-party mutual funds and ETFs, separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management;

•	Banking—checking and savings accounts, certificates of deposit, first lien residential real estate mortgage loans, home equity loans and lines of credit and pledged asset lines; and

•	Trust—trust custody services, personal trust reporting services, and administrative trustee services.

The Company’s full array of investing services are made available through its two segments—Investor Services and Advisor Services.

Investor Services

Through the Investor Services segment, the Company offers individual investors a multi-channel service delivery model, which includes online, mobile, telephone, and branch capabilities. Under this model, the Company can offer personalized service at competitive prices while giving clients the choice of where, when, and how they do business with the Company. Financial consultants in Schwab’s branches and regional telephone service centers focus on building and sustaining client relationships. The Company offers the ability to meet client investing needs through a single ongoing point of contact, even as those needs change over time. The Company has been expanding advice offerings over time in response to client needs to provide a compelling and often disruptive solution in the marketplace.

The Investor Services segment also includes the Retirement Plan Services, Stock Plan Services, Compliance Solutions, Mutual Fund Clearing Services and Off-Platform Sales business units. Retirement Plan Services offers a bundled 401(k) retirement plan product that provides plan sponsors a wide array of investment options, trustee or custodial services, and participant-level recordkeeping. Stock Plan Services offers equity compensation plan sponsors full-service recordkeeping for stock plans, stock options, restricted stock, performance shares and stock appreciation rights. Compliance Solutions provides solutions for compliance departments of regulated companies and firms with special requirements to monitor employee personal trading, including trade surveillance technology. Mutual Fund Clearing Services provides mutual fund clearing services and recordkeeping to banks, brokerage firms and trust companies. Off-Platform Sales offers proprietary mutual funds, ETFs, and collective trust funds outside the Company.

Advisor Services

Through the Advisor Services segment, the Company provides custodial, trading, banking, and support services to registered investment advisors. It also provides retirement business services to independent retirement advisors and recordkeepers.

The Advisor Services segment also includes the Retirement Business Services and Corporate Brokerage Retirement Services business units. Retirement Business Services provides trust, custody, and retirement business services to independent retirement plan advisors and independent recordkeepers. Plan assets are held at the Business Trust division of Schwab Bank. Corporate Brokerage Retirement Services serves plan sponsors, advisors and independent recordkeepers seeking a brokerage based account to hold retirement plan assets. Plans held at Schwab are either self-trusteed or trusteed by a separate, independent trustee.

Recent Developments

In accordance with our normal schedule, we are currently performing, and have not yet completed, the closing procedures in connection with the preparation and filing of our unaudited consolidated condensed financial statements, which will be included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. Accordingly, while we currently estimate our financial results for the quarter ended September 30, 2017 as set forth in the tables below and our capital ratios as described in the narrative below, this information is, by necessity, preliminary in nature and based only upon preliminary information available to us as of the date of this prospectus supplement. We cannot assure you that this information will not change.

The Charles Schwab Corporation

Financial and Operating Highlights

(Unaudited)

	Q3-17 % change		2017			2016
(In millions, except per share amounts and as noted)	vs. Q3-16	vs. Q2-17	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Net Revenues
Asset management and administration fees	8%	2%	$861	$845	$823	$801	$798
Net interest revenue	28%	3%	1,082	1,053	1,000	907	845
Trading revenue	(21)%	(4)%	151	157	192	202	190
Other	(7)%	(5)%	71	75	66	62	76
Provision for loan losses	(100)%	—%	—	—	—	—	5

Total net revenues	13%	2%	2,165	2,130	2,081	1,972	1,914

Expenses Excluding Interest
Compensation and benefits	9%	—%	662	663	701	629	609
Professional services	16%	6%	152	144	133	134	131
Occupancy and equipment	11%	4%	111	107	105	99	100
Advertising and market development	(2)%	(11)%	63	71	71	61	64
Communications	(2)%	(3)%	56	58	57	58	57
Depreciation and amortization	15%	5%	69	66	65	61	60
Other	8%	(4)%	107	112	106	106	99

Total expenses excluding interest	9%	—%	1,220	1,221	1,238	1,148	1,120

Income before taxes on income	19%	4%	945	909	843	824	794

Taxes on income	12%	(2)%	327	334	279	302	291

Net Income	23%	7%	$618	$575	$564	$522	$503

Preferred stock dividends and other	30%	(4)%	43	45	39	44	33

Net Income Available to Common Stockholders	22%	8%	$575	$530	$525	$478	$470

Earnings per common share:
Basic	19%	8%	$.43	$.40	$.39	$.36	$.36
Diluted	20%	8%	$.42	$.39	$.39	$.36	$.35
Dividends declared per common share	14%	—%	$.08	$.08	$.08	$.07	$.07
Weighted-average common shares outstanding:
Basic	1%	—%	1,339	1,338	1,336	1,329	1,324
Diluted	1%	—%	1,353	1,351	1,351	1,341	1,334
Performance Measures
Pre-tax profit margin			43.6%	42.7%	40.5%	41.8%	41.5%
Return on average common stockholders’ equity (annualized)(1)	(21)%	(14)%	15%	15%	15%	14%	14%
Financial Condition (at quarter end, in billions)
Cash and investments segregated			$15.9	$18.5	$21.2	$22.2	$20.1
Receivables from brokerage clients—net	13%	3%	18.5	18.0	16.7	17.2	16.4
Bank loans—net	9%	3%	16.2	15.8	15.5	15.4	14.9
Total assets	10%	5%	230.7	220.6	227.1	223.4	209.3
Bank deposits	10%	2%	165.3	162.3	166.9	163.5	149.6
Payables to brokerage clients	(5)%	(5)%	31.5	33.0	34.3	35.9	33.0
Short-term borrowings	67%	N/M	5.0	.3	.6	—	3.0
Long-term debt	14%	(6)%	3.3	3.5	3.5	2.9	2.9
Stockholders’ equity	16%	3%	18.0	17.5	17.0	16.4	15.5

	Q3-17 % change		2017			2016
(In millions, except per share amounts and as noted)	vs. Q3-16	vs. Q2-17	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Other
Full-time equivalent employees (at quarter end, in thousands)	7%	2%	17.3	16.9	16.5	16.2	16.1
Capital expenditures—purchases of equipment, office facilities, and property, net (in millions)	57%	37%	$118	$86	$67	$86	$75
Expenses excluding interest as a percentage of average client assets (annualized)			0.16%	0.16%	0.18%	0.17%	0.17%
Clients’ Daily Average Trades (in thousands)
Revenue trades(2)	16%	—%	312	311	317	293	268
Asset-based trades(3)	71%	33%	137	103	103	106	80
Other trades(4)	(6)%	5%	184	175	165	174	195

Total	17%	7%	633	589	585	573	543

Average Revenue Per Revenue Trade(2)	(31)%	(3)%	$7.74	$7.96	$9.84	$11.03	$11.17

(1)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2)	Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.
(3)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4)	Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

Other Information

The following table details CSC’s capital ratios and preferred stock:

September 30, 2017 (in millions, except ratios)	CSC
Preferred Stock	$2,783
Common Equity Tier 1 Capital/Risk-Weighted Assets	19.6%
Tier 1 Capital/Risk-Weighted Assets	23.5%
Tier 1 Leverage Ratio	7.7%

CSC’s common stock is listed and traded on The New York Stock Exchange under the symbol “SCHW.”

CSC’s principal executive office is located at 211 Main Street, San Francisco, California 94105 and CSC’s telephone number is (415) 667-7000. CSC’s corporate Internet website is www.aboutschwab.com. CSC’s website address is included as an inactive textual reference only, and the information contained on CSC’s website is not incorporated by reference and does not form a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following description contains basic information about the depositary shares, the Series F Preferred Stock represented thereby and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. For a more complete understanding of the depositary shares and the Series F Preferred Stock represented thereby, you should read “Description of Series F Preferred Stock” and “Description of Depositary Shares” in this prospectus supplement as well as “Description of Preferred Stock” and “Description of Depositary Shares” in the accompanying prospectus. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

Issuer	The Charles Schwab Corporation, a Delaware corporation (“CSC”).

Securities offered	depositary shares, each representing a 1/100th ownership interest in a share of % Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, $0.01 par value, with a liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share), of CSC (the “Series F Preferred Stock”). Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series F Preferred Stock represented by such depositary share, to all the rights and preferences of the Series F Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We may in the future from time to time, without notice to or consent of the holders of the Series F Preferred Stock or the holders of the depositary shares, issue additional shares of the Series F Preferred Stock; provided, that any such additional shares of Series F Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code of 1986, as amended, and such additional shares of Series F Preferred Stock are otherwise treated as fungible with the Series F Preferred Stock offered hereby for U.S. federal income tax purposes. The additional shares of Series F Preferred Stock would form a single series with the Series F Preferred Stock offered hereby. In the event we issue additional shares of Series F Preferred Stock, we will issue a corresponding number of additional depositary shares.

Dividends

We will pay dividends on the Series F Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors. Dividends will be payable from the date of initial issuance to, but excluding, December 1, 2027 at a rate of     % per annum, payable semi-annually, in arrears, on June 1 and December 1 of each year. Dividends will be payable from and including December 1, 2027 at a floating rate equal to three-month LIBOR plus a spread of     % per annum, payable quarterly, in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on March 1, 2028 and continuing indefinitely thereafter or until such Series F Preferred Stock is redeemed or repurchased (the “Floating Rate Period”). Any dividends paid on the Preferred Stock will be distributed to holders of depositary shares in the manner described under “Description of Depositary Shares—Dividends and Other Distributions” in this prospectus supplement.

Dividends on the Series F Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series F Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period to the holder of Series F Preferred Stock, including the holders of the depositary shares, and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series F Preferred Stock for any future dividend period.

Additionally, dividends on the Series F Preferred Stock will be subject to our receipt of required prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (or any successor bank regulatory authority that may become our applicable federal banking agency), if any, and to the satisfaction of conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to dividends on the Series F Preferred Stock, if any.

Dividend stopper	During each dividend period, while the Series F Preferred Stock is outstanding, unless the full dividends for the immediately preceding dividend period on all outstanding shares of Series F Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:

•	no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock (as defined in the “Description of Series F Preferred Stock—Ranking”), other than:

•	a dividend payable solely in junior stock, or

•	any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan; and

•	no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us) other than:

•	as a result of a reclassification of junior stock for or into other junior stock;

•	the exchange or conversion of one share of junior stock for or into another share of junior stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•	purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan; or

•	the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; and

•	no shares of parity stock (as defined in the “Description of Series F Preferred Stock—Ranking”) shall be repurchased, redeemed or otherwise acquired for consideration by CSC otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series F Preferred Stock and such parity stock, unless such parity stock is repurchased, redeemed or acquired for consideration by CSC in connection with any of the following:

•	as a result of a reclassification of parity stock for or into other parity stock or junior stock;

•	the exchange or conversion of one share of parity stock for or into another share of parity stock or junior stock; or

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock or junior stock.

When dividends are not paid in full upon the shares of Series F Preferred Stock and any parity stock, all dividends declared upon shares of Series F Preferred Stock and any such parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series F Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

We generally will be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of assets legally available for such payment (after satisfaction of all claims for indebtedness and other non-equity claims).

Dividend payment dates

Dividends on the Series F Preferred Stock will be payable when, as, and if declared by our board of directors or a duly authorized committee of our board of directors, semi-annually on June 1 and December 1 of each year, beginning on June 1, 2018 and ending on

December 1, 2027, and, thereafter, quarterly on March 1, June 1, September 1 and December 1 of each year, beginning on March 1, 2028 (each, a “dividend payment date”).

If any date on which dividends would otherwise be payable is not a business day (as defined in the “Description of Series F Preferred Stock—Dividends”), then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid.

No maturity	The Series F Preferred Stock will not have any maturity date, and we will not be required to redeem or repurchase the Series F Preferred Stock. Accordingly, shares of the Series F Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem or repurchase them and receive required prior approval of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency), if any, to do so and satisfy the conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to redemption or repurchase of the Series F Preferred Stock, if any.

Redemption	We may redeem the Series F Preferred Stock at our option:

•	in whole or in part, from time to time, on any dividend payment date on or after December 1, 2027 at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, or

•	in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined in the “Description of Series F Preferred Stock”), at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Any redemption of the Series F Preferred Stock will be subject to our receipt of required prior approval by the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency), if any, and to the satisfaction of conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to redemption of the Series F Preferred Stock, if any.

Our redemption will cause the redemption of the corresponding depositary shares. Neither the holder of the Series F Preferred Stock nor holders of depositary shares will have the right to require redemption or repurchase of the Series F Preferred Stock.

Liquidation rights	In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, the holder of the Series F

Preferred Stock is entitled to receive a liquidation distribution of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of stock ranking junior to the Series F Preferred Stock as to that distribution. The holder of the Series F Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation distribution.

In any such distribution, if the assets of CSC are not sufficient to pay the liquidation distribution described above in full to the holder of the Series F Preferred Stock and all holders of any class or series of stock ranking on parity with the Series F Preferred Stock as to such distribution, the amounts paid to the holder of Series F Preferred Stock and all holders of such parity stock, including our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, with a liquidation preference of $1,000 per share (“Series A Preferred Stock”), the 6.00% Non-Cumulative Preferred Stock, Series B, with a liquidation preference of $1,000 per share (“Series B Preferred Stock”) the 6.00% Non-Cumulative Preferred Stock, Series C, with a liquidation preference of $1,000 per share (“Series C Preferred Stock”), the 5.95% Non-Cumulative Preferred Stock, Series D, with a liquidation preference of $1,000 per share (“Series D Preferred Stock”) and the 4.625% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, with a liquidation preference of $100,000 per share (“Series E Preferred Stock”), will be paid pro rata in accordance with the respective aggregate liquidation distribution owed to those holders. If the liquidation distribution described above has been paid in full to the holder of Series F Preferred Stock and the holders of such parity stock, the holders of any other class or series of stock ranking junior to the Series F Preferred Stock as to such distribution shall be entitled to receive all remaining assets of CSC according to their respective rights and preferences.

Voting rights	None, except with respect to authorizing or increasing the authorized amount of senior stock (as defined in the “Description of Series F Preferred Stock—Voting Rights”), certain changes in the terms of the Series F Preferred Stock, in the case of certain dividend non-payments and as required by law. See “Description of Series F Preferred Stock—Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares—Voting the Series F Preferred Stock” below.

Ranking	Shares of the Series F Preferred Stock will rank:

•	senior to our junior stock;

•	equally with each other series of parity stock, including our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred

Stock, Series D Preferred Stock and Series E Preferred Stock, and any other series of parity stock we may issue in the future; and

•	junior to any series of stock we may issue in the future that ranks senior to the Series F Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of CSC, and to all of our existing and future debt obligations.

Preemptive and conversion rights	None.

Listing	None.

Tax consequences	You will be taxed on distributions with respect to the depositary shares as dividend income to the extent paid out of our current or accumulated earnings and profits for U.S. federal income tax purposes. If you are a non-corporate U.S. holder, distributions constituting dividend income will generally represent “qualified dividend income,” which will be subject to taxation at a maximum rate of 20% (or a lower rate for holders in certain income tax brackets). In order to obtain qualified dividend treatment, the non-corporate U.S. holder must hold the depositary shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the depositary shares become ex-dividend with respect to the dividend. A non-corporate U.S. holder may not count toward this minimum holding period any period in which such U.S. holder has, among other things, entered into positions that hedge its position in the depositary shares. In addition, subject to similar holding period requirements, distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations generally will qualify for the 70% dividends-received deduction. For further discussion of the U.S. federal income tax consequences relating to the depositary shares and the Series F Preferred Stock represented thereby, see “Certain Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Use of proceeds	The net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, are expected to be approximately $ .. We intend to use the net proceeds from the sale of the depositary shares, each representing an interest in the Series F Preferred Stock, for general corporate purposes, which we expect will include redeeming the Series B Preferred Stock and the depositary shares, each representing an interest in a share of Series B Preferred Stock. This disclosure does not constitute a notice of redemption with respect to the Series B Preferred Stock or the related depositary shares. See “Use of Proceeds.”

Risk factors	Please refer to “Risk Factors” and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

Conflicts of interest	Our subsidiary, Schwab, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate as a dealer in this offering and, therefore, will be deemed to have “conflicts of interest” within the meaning of FINRA Rule 5121. Consequently, this offering is being made in compliance with the provisions of Rule 5121. Schwab will not confirm sales to discretionary accounts without the prior written approval of the customer.

Registrar and depositary	Wells Fargo Bank, National Association

Calculation agent	We will appoint a calculation agent for the Series F Preferred Stock prior to the commencement of the Floating Rate Period. We may appoint ourselves or an affiliate of ours as calculation agent.

RISK FACTORS

An investment in the depositary shares involves risks. This prospectus supplement does not describe all of those risks. Before purchasing any of our depositary shares, you should carefully consider the following risk factors, which are specific to the depositary shares being offered, as well as the risks and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussion under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as such discussion may be amended or updated in other reports filed by us with the SEC, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017.

You are making an investment decision with regard to the depositary shares as well as the Series F Preferred Stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of Series F Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely on the payments it receives on the Series F Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities.

The Series F Preferred Stock and the depositary shares representing the Series F Preferred Stock are equity and are subordinate to our existing and future indebtedness.

The shares of Series F Preferred Stock and the depositary shares representing the Series F Preferred Stock will be equity interests and will not constitute indebtedness. This means that the Series F Preferred Stock, and the depositary shares representing the Series F Preferred Stock, will rank junior to all indebtedness and other non-equity claims on CSC with respect to assets available to satisfy claims on CSC, including claims in the event of a liquidation of CSC.

As of June 30, 2017, our total long-term debt was approximately $3.5 billion. We may incur additional debt in the future. Our debt may restrict the payment of dividends on the Series F Preferred Stock. Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of the Series F Preferred Stock, (1) dividends will be payable only if declared by our board of directors or a duly authorized committee of our board of directors, (2) dividends will not accumulate if they are not declared and (3) as a Delaware corporation, we are and will be subject to restrictions on payments of dividends and redemption price out of funds legally available under Delaware law. Further, the Series F Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to in this prospectus supplement under “Description of Series F Preferred Stock—Voting Rights.”

Dividends on the Series F Preferred Stock are discretionary and non-cumulative. If we do not declare dividends on the Series F Preferred Stock, holders of depositary shares will not be entitled to receive related distributions on their depositary shares.

Dividends on the Series F Preferred Stock will be discretionary and will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series F Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period to the holder of Series F Preferred Stock, including the holders of the depositary shares, and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series F Preferred Stock for any future dividend period.

Additionally, dividends on the Series F Preferred Stock will be subject to our receipt of required prior approval by the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency), if any, and to the satisfaction of conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to dividends on the Series F Preferred Stock, if any. Under the Federal Reserve’s capital rules, dividends on the Series F Preferred Stock may only be paid out of our net income, retained earnings or surplus related to other additional Tier 1 capital instruments.

Additionally, when dividends are not paid in full upon the shares of Series F Preferred Stock and any parity stock, including our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, all dividends declared upon shares of Series F Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series F Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Series F Preferred Stock and consequently on the depositary shares representing the Series F Preferred Stock.

If LIBOR is discontinued, dividends on the Series F Preferred Stock during the Floating Rate Period may be calculated using another base rate.

On July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates the London Interbank Offered Rate (“LIBOR”), announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR (including the three-month LIBOR rate) after 2021. Such announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Based on the foregoing, it appears likely that LIBOR will be discontinued or modified by 2021.

Under the terms of the Series F Preferred Stock, the dividend rate on the Series F Preferred Stock for each dividend period during the Floating Rate Period is based on three-month LIBOR. If the calculation agent is unable to determine three-month LIBOR based on screen-based reporting of that base rate, and if the calculation agent is also unable to obtain suitable quotations for three-month LIBOR from reference banks, then the calculation agent will determine three-month LIBOR after consulting such sources as it deems comparable or reasonable. In addition, if the calculation agent determines that three-month LIBOR has been discontinued, then the calculation agent will determine whether to calculate the relevant dividend rate using a substitute or successor base rate that it has determined in its sole discretion is most comparable to three-month LIBOR, provided that if the calculation agent determines there is an industry-accepted successor base rate, the calculation agent will use that successor base rate. In such instances, the calculation agent in its sole discretion may determine what business day convention to use, the definition of business day, the dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate, with respect to the calculation of dividends on the Series F Preferred Stock during the Floating Rate Period. Any of the foregoing determinations or actions by the calculation agent could result in adverse consequences to the applicable dividend rate on the Series F Preferred Stock during the Floating Rate Period, which could adversely affect the return on, value of and market for the Series F Preferred Stock and the depositary shares. The calculation agent has not been appointed, and we will appoint a calculation agent prior to the commencement of the Floating Rate Period. We may appoint ourselves or an affiliate of ours as calculation agent.

Regulation and reform of interest rate “benchmarks”, including LIBOR, may cause such “benchmarks” to perform differently than in the past, to disappear entirely or to have other consequences which cannot be predicted.

LIBOR and other interest rate, equity, foreign exchange rate and other types of indices which are deemed to be “benchmarks” are the subject of recent international, national and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on the return on, value of and market for the Series F Preferred Stock and the depositary shares.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of LIBOR and other “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of such “benchmarks” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks”, trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the disappearance of certain “benchmarks”. In particular, changes in the manner of administration of LIBOR could result in adverse consequences to the applicable dividend rate on the Series F Preferred Stock during the Floating Rate Period, which could adversely affect the return on, value of and market for the Series F Preferred Stock and the depositary shares.

Our ability to pay dividends on the Series F Preferred Stock, and therefore your ability to receive distributions on the depositary shares, depends upon the results of operations of our subsidiaries.

We are a holding company and conduct substantially all of our operations through our subsidiaries. As a result, our ability to make dividend payments on the Series F Preferred Stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Regulatory and other legal restrictions may limit our ability to transfer funds from our subsidiaries to CSC.

In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the Series F Preferred Stock will be effectively subordinated to all existing and future liabilities of our subsidiaries.

Investors should not expect us to redeem the Series F Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Series F Preferred Stock is a perpetual equity security. This means that the Series F Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of the holder. The Series F Preferred Stock may be redeemed by us at our option, (i) either in whole or in part, on any dividend payment date on or after December 1, 2027, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event. Any decision we may make at any time to propose a redemption of the Series F Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time.

Although the terms of the Series F Preferred Stock have been established to satisfy the criteria for “additional Tier 1 capital” instruments consistent with Basel III as set forth in the joint final rulemaking issued in July 2013 by the Federal Reserve, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency, it is possible that the Series F Preferred Stock may not satisfy the criteria set forth in future rulemaking or interpretations. As a result, a “regulatory capital treatment event” could occur whereby we would have the right, subject to any required prior approval of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency), to redeem the Series F Preferred Stock in accordance with its terms prior to December 1, 2027, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any accrued and unpaid cash dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared cash dividends.

Additionally, any redemption of the Series F Preferred Stock will be subject to our receipt of required prior approval by the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency), if any, and to the satisfaction of conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to redemption of the Series F Preferred Stock, if any. Under the Federal Reserve’s current risk-based capital rules applicable to savings and loan holding companies, any redemption of the Series F Preferred Stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Series F Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Series F Preferred Stock without replacing such Preferred Stock with common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize the redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Series F Preferred Stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

The holder of the Series F Preferred Stock, and therefore the holders of the depositary shares representing the Series F Preferred Stock, will have limited voting rights.

The holder of the Series F Preferred Stock, and therefore holders of the depositary shares, have no voting rights with respect to matters that generally require the approval of voting stockholders. The holder of the Series F Preferred Stock will have limited voting rights in the event of nonpayments of dividends under certain circumstances and with respect to certain fundamental changes in the terms of the Series F Preferred Stock, certain other matters and as required by law, as described under “Description of the Series F Preferred Stock—Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the Series F Preferred Stock.

General market conditions and unpredictable factors could adversely affect market prices for the Series F Preferred Stock and the depositary shares representing the Series F Preferred Stock.

There can be no assurance about the market prices for the Series F Preferred Stock and depositary shares representing the Series F Preferred Stock. Several factors, many of which are beyond our control, could influence the market prices of the Series F Preferred Stock and the depositary shares representing the Series F Preferred Stock. Factors that might influence the market prices of the Series F Preferred Stock and the depositary shares representing the Series F Preferred Stock include:

•	whether we declare or fail to declare dividends on the Series F Preferred Stock from time to time;

•	our creditworthiness;

•	interest rates;

•	developments in the securities, credit and housing markets, and developments with respect to financial institutions generally;

•	the market for similar securities; and

•	economic, corporate, securities market, geopolitical or regulatory events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to the price the investor paid for such depositary shares.

An active trading market for the depositary shares may not develop, and any such market for the depositary shares may be illiquid.

The depositary shares representing the Series F Preferred Stock will be a new issue of securities with no established trading market. We do not intend to apply for listing of the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system. Currently there is no public market for depositary shares. Even if a secondary market develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Further, because the depositary shares do not have a stated maturity date, investors seeking liquidity in depositary shares will be limited to selling their depositary shares in the secondary market. We do not expect that there will be any separate public trading market for the shares of the Series F Preferred Stock except as represented by the depositary shares.

The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the depositary shares will develop, that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

Our future offerings of Series F Preferred Stock may adversely affect the value of the depositary shares representing the Series F Preferred Stock.

We may issue additional shares of Series F Preferred Stock and/or other classes or series of preferred stock. The issuance of additional shares of preferred stock on parity with or senior to the Series F Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up could reduce the amounts we may have available for distribution to holders of the depositary shares representing the Series F Preferred Stock. None of the provisions relating to the Series F Preferred Stock or the depositary shares representing the Series F Preferred Stock contain any provisions affording holders of the depositary shares representing the Series F Preferred Stock protection in the event of a highly leveraged or other transaction, including the merger or sale, lease or conveyance of all or substantially all of our assets or businesses, that might adversely affect the value of the depositary shares representing the Series F Preferred Stock.

CSC’s credit ratings may not reflect all risks of an investment in the depositary shares representing the Series F Preferred Stock or Series F Preferred Stock.

The credit ratings assigned to the depositary shares representing the Series F Preferred Stock or Series F Preferred Stock may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the depositary shares representing the Series F Preferred Stock or Series F Preferred Stock. In addition, real or anticipated changes in CSC’s credit ratings generally will affect any trading market for, or trading value of, the depositary shares or Series F Preferred Stock. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the depositary shares and the suitability of investing in the depositary shares in light of your particular circumstances.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The table below sets forth CSC’s consolidated ratios of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the periods indicated.

	Six Months Ended June 30, 2017	Years Ended December 31,
		2016	2015	2014	2013	2011
Ratio of earnings to fixed charges(1)	10.9	12.6	11.9	13.2	10.8	7.7
Ratio of earnings to fixed charges, excluding bank deposits and payables to brokerage clients interest expense(2)	15.2	14.7	13.8	16.0	13.2	9.4
Ratio of earnings to fixed charges and preferred stock dividends and other(1)(3)	6.3	6.7	7.3	8.5	6.9	5.8
Ratio of earnings to fixed charges and preferred stock dividends and other, excluding bank deposits and payables to brokerage clients interest expenses(2)(3)	7.4	7.2	8.0	9.5	7.8	6.7

(1)	The ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends and other are calculated in accordance with SEC requirements. For such purposes, “earnings” consist of earnings before taxes on earnings and fixed charges. “Fixed charges” consist of interest expense and one-third of property, equipment and software rental expense, which is estimated to be representative of the interest factor.
(2)	Because interest expense incurred in connection with both bank deposits and payables to brokerage clients is completely offset by interest revenue on related investments and loans, the Company considers such interest to be an operating expense. Accordingly, the ratio of earnings to fixed charges, excluding bank deposits and payables to brokerage clients interest expense, and the ratio of earnings to fixed charges and preferred stock dividends and other, excluding bank deposits and payables to brokerage clients interest expense, reflect the elimination of such interest expense as a fixed charge.
(3)	The preferred stock dividend and other amounts represent the pre-tax earnings that would be required to pay the dividends on outstanding preferred stock and undistributed earnings and dividends allocated to non-vested restricted stock units.

USE OF PROCEEDS

The net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, are expected to be approximately $            .

We intend to use the net proceeds from the sale of the depositary shares, each representing an interest in the Series F Preferred Stock, for general corporate purposes, which we expect will include redeeming the Series B Preferred Stock and the depositary shares, each representing an interest in a share of Series B Preferred Stock. This disclosure does not constitute notice of redemption with respect to the Series B Preferred Stock or the related depositary shares.

CAPITALIZATION

The following table sets forth CSC’s consolidated cash and cash equivalents and capitalization at June 30, 2017:

•	on an actual basis; and

•	on an as adjusted basis giving effect to this offering.

You should read the following table together with CSC’s consolidated financial statements and notes thereto included in CSC’s Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, both of which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2017
(In millions, except share and per share amounts)	Actual	As Adjusted
Cash and cash equivalents	$9,575

Long-term debt	$3,518		$3,518

Stockholders’ equity:
Preferred stock—$0.01 par value per share; 2,835,000 shares issued—actual; shares—as adjusted	$2,783
Common stock—3 billion shares authorized; $0.01 par value per share; 1,487,543,446 shares issued	15		15
Additional paid-in capital	4,336		4,336
Retained earnings	13,495		13,495
Treasury stock, at cost—149,339,521 shares	(3,028)		(3,028)
Accumulated other comprehensive income	(112)		(112)

Total stockholders’ equity	$17,489	$

Total capitalization	$21,007	$

DESCRIPTION OF SERIES F PREFERRED STOCK

The depositary will be the sole holder of the Series F Preferred Stock, as described under “Description of Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series F Preferred Stock shall mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holder of the Series F Preferred Stock, as described under “Description of Depositary Shares.”

Our authorized capital stock includes 9,940,000 shares of preferred stock, par value $0.01 per share as reflected in our certificate of incorporation. Our board of directors is authorized without further stockholder action:

•	to fix or alter the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock;

•	to fix the number of shares constituting any such series and the designation thereof; and

•	to increase or decrease the number of shares of any series of preferred stock (but not below the number of shares thereof then outstanding).

The Series F Preferred Stock will be a single series of our authorized preferred stock. When issued, the Series F Preferred Stock will be fully paid and nonassessable. As of the date of this prospectus supplement, we have outstanding 400,000 shares of Series A Preferred Stock, 485,000 shares of Series B Preferred Stock, 600,000 shares of Series C Preferred Stock, 750,000 shares of Series D Preferred Stock and 6,000 shares of Series E Preferred Stock.

The Series F Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of CSC. The Series F Preferred Stock will not have any maturity date and will not be subject to any sinking fund or other obligation of CSC to redeem or repurchase the Series F Preferred Stock.

Shares of Series F Preferred Stock that are redeemed, purchased or otherwise acquired by CSC shall be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.

Additional Shares of Series F Preferred Stock and Additional Depositary Shares

We may in the future from time to time, without notice to or consent of the holder of Series F Preferred Stock or the holders of the depositary shares, issue additional shares of the Series F Preferred Stock; provided, that any such additional shares of Series F Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code of 1986, as amended, and such additional shares are otherwise treated as fungible with the Series F Preferred Stock offered hereby for U.S. federal income tax purposes. The additional shares of Series F Preferred Stock would form a single series with the Series F Preferred Stock offered hereby. In the event that we issue additional Series F Preferred Stock after the date of initial issuance, dividends on such additional shares may accrue from the date of initial issuance or any other date we specify at the time such additional shares are issued. In the event we issue additional shares of Series F Preferred Stock, we will issue a corresponding number of additional depositary shares.

Ranking

Shares of the Series F Preferred Stock will rank:

•	senior to our junior stock;

•	equally with each other series of parity stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and any other series of Series F Preferred Stock we may issue in the future; and

•	junior to any series of stock we may issue in the future that ranks senior to the Series F Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of CSC, and to all of our existing and future debt obligations.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of CSC hereafter authorized over which the Series F Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of CSC.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of CSC that ranks on parity with the Series F Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of CSC. As of the date of this prospectus supplement, there are outstanding 400,000 shares of Series A Preferred Stock, 485,000 shares of Series B Preferred Stock, 600,000 shares of Series C Preferred Stock, 750,000 shares of Series D Preferred Stock and 6,000 shares of Series E Preferred Stock, all constituting parity stock.

Dividends

Dividends on the Series F Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series F Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period to the holder of Series F Preferred Stock, including the holders of the depositary shares, and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series F Preferred Stock for any future dividend period.

The holder of Series F Preferred Stock will be entitled to receive, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends based on the liquidation preference of the Series F Preferred Stock at a rate equal to:

•	% per annum for each semi-annual dividend period from the date of initial issuance of the Series F Preferred Stock to, but excluding December 1, 2027 (the “Fixed Rate Period”); and

•	three month LIBOR plus a spread of % per annum, for each quarterly dividend period beginning on December 1, 2027 and continuing indefinitely thereafter or until such Series F Preferred Stock is redeemed or repurchased.

If declared by our board of directors or a duly authorized committee of our board of directors, we will pay dividends on the Series F Preferred Stock, in arrears, on the following dates:

•	during the Fixed Rate Period and December 1, 2027, semi-annually on June 1 and December 1 of each year, beginning on June 1, 2018 and ending on December 1, 2027; and

•	during the Floating Rate Period, quarterly on March 1, June 1, September 1 and December 1 of each year, beginning on March 1, 2028,

each such date, referred to as a dividend payment date.

If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid. A “business day”

means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in San Francisco, California or New York, New York are authorized or obligated by law or executive order to close.

Dividends will be payable to holders of record of Series F Preferred Stock as they appear on our stock register at 5:00 p.m., New York City time, on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 days before the applicable dividend payment date, as shall be fixed by our board of directors or a duly authorized committee of our board of directors. See “Description of Depositary Shares—Dividends and Other Distributions.”

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the date of initial issuance of the Series F Preferred Stock. Dividends payable on the Series F Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series F Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series F Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series F Preferred Stock called for redemption.

The dividend rate for each dividend period in the Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the dividend period, which date is the “dividend determination date” for the dividend period. The calculation agent then will add the spread of     % per annum to three-month LIBOR as determined on the dividend determination date. Absent manifest error, the calculation agent’s determination of the dividend rate for a dividend period for the Series F Preferred Stock will be binding and conclusive on you, the transfer agent, and us. A “London banking day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The term “three-month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on the display designated on the Reuters Screen LIBOR01 Page (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant dividend determination date, provided that:

(i)	If no offered rate appears on the Reuters screen page on the relevant dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(ii)	Otherwise, the calculation agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the dividend determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable dividend period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(iii)	Otherwise, the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate three-month LIBOR or any of the foregoing lending rates, shall determine three-month LIBOR for the applicable dividend period in its sole discretion.

Notwithstanding the foregoing clauses (i), (ii) and (iii):

(a)	If the calculation agent determines on the relevant dividend determination date that the LIBOR base rate has been discontinued, then the calculation agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the calculation agent determines there is an industry-accepted substitute or successor base rate, then the calculation agent shall use such substitute or successor base rate; and

(b)	If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine what business day convention to use, the definition of business day, the dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

We will appoint a calculation agent for the Series F Preferred Stock prior to the commencement of the Floating Rate Period. We may appoint ourselves or an affiliate of ours as calculation agent.

We generally will be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of assets legally available for such payment (after satisfaction of all claims for indebtedness and other non-equity claims). See “Description of Depositary Shares—Dividends and Other Distributions” for information about dividends on the depositary shares representing the Series F Preferred Stock.

Additionally, dividends on the Series F Preferred Stock will be subject to our receipt of required prior approval by the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency), if any, and to the satisfaction of conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to dividends on the Series F Preferred Stock, if any.

Dividend Stopper

During each dividend period while the Series F Preferred Stock is outstanding, unless the full dividends for the immediately preceding dividend period on all outstanding shares of Series F Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:

•	no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock, other than:

•	a dividend payable solely in the junior stock, or

•	any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan; and

•	no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us) other than:

•	as a result of a reclassification of junior stock for or into other junior stock;

•	the exchange or conversion of one share of junior stock for or into another share of junior stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•	purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan; or

•	the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; and

•	no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by CSC otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series F Preferred Stock and such parity stock, unless such parity stock is repurchased, redeemed or acquired for consideration by CSC in connection with any of the following:

•	as a result of a reclassification of parity stock for or into other parity stock or junior stock;

•	the exchange or conversion of one share of parity stock for or into another share of parity stock or junior stock; or

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock or junior stock.

When dividends are not paid in full upon the shares of Series F Preferred Stock and any parity stock, all dividends declared upon shares of Series F Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series F Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

Subject to the restrictions described above, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of our board of directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series F Preferred Stock from time to time out of any assets legally available for such payment, and the holder of Series F Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

The Series F Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Neither the holder of Series F Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series F Preferred Stock.

Optional Redemption

We may redeem the Series F Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after December 1, 2027, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Redemption Following a Regulatory Capital Treatment Event

We may redeem shares of the Series F Preferred Stock at any time within 90 days following a regulatory capital treatment event (defined below), in whole but not part, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

A “regulatory capital treatment event” means the good faith determination by CSC that, as a result of:

•	any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series F Preferred Stock;

•	any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series F Preferred Stock; or

•	any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series F Preferred Stock, there is more than an insubstantial risk that CSC will not be entitled to treat the full liquidation preference of the shares of Series F Preferred Stock then outstanding as “additional Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency), as then in effect and applicable, for as long as any share of Series F Preferred Stock is outstanding.

Redemption Procedures

If shares of the Series F Preferred Stock are to be redeemed pursuant to the terms described above under “—Optional Redemption” or “—Redemption Following a Regulatory Capital Treatment Event,” the notice of redemption shall be given by first class mail to the holder of record of the Series F Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the holder of record is DTC, notice may be given in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the number of shares of the Series F Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Series F Preferred Stock to be redeemed from the holder;

•	the redemption price;

•	the place or places where the certificates evidencing shares of Series F Preferred Stock are to be surrendered for payment of the redemption price; and

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Series F Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series F Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series F Preferred Stock, such shares of Series F Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. See “Description of Depositary Shares—Redemption of Depositary Shares” for information about redemption of the depositary shares representing the Series F Preferred Stock.

In case of any redemption of only part of the shares of the Series F Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, our board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series F Preferred Stock shall be redeemed from time to time.

Any redemption of the Series F Preferred Stock will be subject to our receipt of required prior approval by the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency), if any, and to the satisfaction of conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to redemption of the Series F Preferred Stock, if any.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series F Preferred Stock are entitled to receive a liquidation distribution of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of stock ranking junior to the Series F Preferred Stock as to that distribution. The holder of the Series F Preferred Stock will not be entitled to any other amounts from us after it has received its full liquidation distribution.

In any such distribution, if the assets of CSC are not sufficient to pay the liquidation distribution described above in full to the holder of the Series F Preferred Stock and all holders of any class or series of stock ranking on parity with the Series F Preferred Stock as to such distribution, the amounts paid to the holder of Series F Preferred Stock and all holders of such parity stock will be paid pro rata in accordance with the respective aggregate liquidation distribution owed to those holders. If the liquidation distribution described above has been paid in full to the holder of Series F Preferred Stock and the holders of such parity stock, the holders of any other class or series of stock ranking junior to the Series F Preferred Stock as to such distribution shall be entitled to receive all remaining assets of CSC according to their respective rights and preferences.

For purposes of this section, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of CSC shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of CSC, nor shall the merger, consolidation or any other business combination of any other corporation or person into or with CSC be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of CSC.

Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holder of the Series F Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against that subsidiary.

Voting Rights

The holder of the Series F Preferred Stock will have no voting rights, except as provided below or as required by law.

Right to Elect Two Directors upon Nonpayment

Whenever dividends payable on the shares of Series F Preferred Stock have not been paid for three semi-annual dividend periods or six quarterly dividend periods, as applicable, or their equivalent, whether or not consecutive, then the holder of the Series F Preferred Stock will have the right, with holders of any other equally ranked series of preferred stock that have similar voting rights and on which dividends likewise have not been paid (the “Voting Parity Securities”), voting together as a class, at a special meeting called at the request of the holders of at least 20% of the voting power of Series F Preferred Stock and any Voting Parity Securities (unless such request for a special meeting is received less than 90 calendar days before the date fixed for the next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of our stockholders) or at our next annual or special meeting of our stockholders, to elect two additional directors to our board of directors; provided, that the election of any such director does not cause us to violate the applicable corporate governance requirements of the exchange or trading market where our common stock is then listed or quoted, as the case may be. At any meeting held for the purpose of electing such directors, the presence in person or by proxy of the holders of shares representing at least a majority of the voting power of the Series F Preferred Stock and any Voting Parity Securities, voting together as a class, shall be required to constitute a quorum of such shares. The affirmative vote of the holders of the Series F Preferred Stock and the holders of any Voting Parity Securities, voting together as a class, representing a majority of the voting power of such shares present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

Immediately prior to the election of any such directors, the number of directors that comprise our board of directors shall be increased by two. Such voting rights and the term of the additional directors so elected will continue until:

•	continuous non-cumulative dividends for at least two consecutive semi-annual dividend periods or four consecutive quarterly dividend periods as applicable, or their equivalent; and

•	cumulative dividends, if any, payable for all past dividend periods,

shall have been paid, or declared and set aside for payment, in full, on all outstanding shares of Series F Preferred Stock or the Voting Parity Securities entitled thereto. At that point, the right to elect additional directors terminates and the terms of office of the two additional directors so elected will terminate immediately, and the number of directors shall be reduced by two and such voting rights of the holders of the Series F Preferred Stock and any Voting Parity Securities will cease, subject to any increase in the number of directors as described above due to the revesting of such voting rights in the event of each and every additional failure in the payment of dividends for three semi-annual dividend periods or six quarterly dividend periods, as applicable, or their equivalent, whether or not consecutive, as described above.

The holder of Series F Preferred Stock, together with holders of any Voting Parity Securities, voting together as a class, may remove any director they elected. Any vacancy created by the removal of any such director may be filled only by the vote of the holders of the Series F Preferred Stock and any Voting Parity Securities, voting together as a class. If the office of either such director becomes vacant for any reason other than removal, the remaining director may choose a successor who will hold office for the unexpired term of the vacant office. In the event that both offices are vacant, the holder of Series F Preferred Stock and the holders of any Voting Parity Securities may, as set forth above, call a special meeting and elect such directors at such special meeting, or elect such directors at our next annual or special meeting of our stockholders.

The number of votes that each share of Series F Preferred Stock and any stock ranking equally with the Series F Preferred Stock participating in the votes described above will be in proportion to the liquidation preference of such share.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a “class of voting securities” and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a savings and loan holding company in accordance with the Home Owners’ Loan Act of 1933, as amended. In addition, at the time the series is deemed a class of voting securities,

•	any other savings and loan holding company may be required to obtain the approval of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain more than 5% of that series; and

•	any other persons other than a savings and loan holding company may be required to obtain the non-objection of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain 10% or more of that series.

Other Voting Rights

So long as any shares of Series F Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series F Preferred Stock voting separately as a class, shall be required to:

•	amend, alter or repeal the provisions of CSC’s certificate of incorporation (including the certificate of designation creating the Series F Preferred Stock), or CSC’s bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series F Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights:

•	increases in the amount of the authorized common stock or, except as provided below, preferred stock;

•	increases or decreases in the number of shares of any series of preferred stock ranking equally with or junior to the Series F Preferred Stock; or

•	the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock) ranking equally with or junior to the Series F Preferred Stock;

•	amend or alter CSC’s certificate of incorporation to authorize or increase the authorized amount of or issue shares of any class or series of senior stock, or reclassify any of our authorized capital stock into any such shares of senior stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or

•	consummate a binding share exchange, a reclassification involving the Series F Preferred Stock or a merger or consolidation of us with or into another entity; provided, however, that the holder of Series F Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case:

•	the Series F Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent) that is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia; and

•	the Series F Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series F Preferred Stock.

As used above under “Description of Series F Preferred Stock—Voting Rights,” “senior stock” means any other class or series of stock of CSC ranking senior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of CSC. As of the date of this prospectus supplement, there is no existing senior stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption in accordance with the provisions described above upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holder of the Series F Preferred Stock to effect such redemption.

See “Description of Depositary Shares—Voting the Series F Preferred Stock” for information about voting of the depositary shares representing the Series F Preferred Stock.

Registrar

Wells Fargo Bank, National Association will be the registrar, dividend disbursing agent and redemption agent for the Series F Preferred Stock.

Calculation Agent

We will appoint a calculation agent for the Series F Preferred Stock prior to the commencement of the Floating Rate Period. We may appoint ourselves or an affiliate of ours as calculation agent.

DESCRIPTION OF DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Book-Entry Issuance” section of this prospectus supplement.

This prospectus supplement summarizes specific terms and provisions of the depositary shares representing the Series F Preferred Stock. As described above under “Description of Series F Preferred Stock” and elsewhere in this prospectus supplement, we are issuing fractional interests in shares of the Series F Preferred Stock in the form of depositary shares. Each depositary share will represent a 1/100th ownership interest in a share of the Series F Preferred Stock, and will be evidenced by a depositary receipt. The shares of Series F Preferred Stock represented by depositary shares will be deposited under a deposit agreement among CSC, Wells Fargo Bank, National Association, as registrar and depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series F Preferred Stock represented by such depositary share, to all the rights and preferences of the Series F Preferred Stock represented thereby (including dividend, redemption, liquidation and voting rights).

Immediately following the issuance of the Series F Preferred Stock, we will deposit the Series F Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the “Where You Can Find More Information” section of the accompanying prospectus.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series F Preferred Stock to the record holders of depositary shares representing the Series F Preferred Stock represented thereby in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution (including any requirement that CSC or the depositary withhold an amount on account of taxes). In that event, the depositary may, with CSC’s approval, adopt a method as it deems equitable and practicable for purposes of effecting the distribution, including selling the property (at a public or private sale) and distributing the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series F Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by CSC on account of taxes or other governmental charges.

Redemption of Depositary Shares

If we redeem the Series F Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series F Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/100th of the redemption price per share payable with respect to the Series F Preferred Stock (or $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Whenever we redeem shares of Series F Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series F Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or by lot. In any such case, the depositary will redeem depositary shares only in increments of 100 shares and any multiple thereof.

Liquidation Preference

In the event that we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, each holder of a depositary share will be entitled to receive a liquidation distribution of $1,000 per depositary share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of stock ranking junior to the Series F Preferred Stock as to that distribution.

Voting the Series F Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series F Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares representing the Series F Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series F Preferred Stock, may instruct the depositary to vote the amount of the Series F Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series F Preferred Stock represented by depositary shares in accordance with the instructions it receives. CSC will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series F Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Listing

We do not intend to apply for listing of the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system. We do not expect that there will be any separate public trading market for the shares of the Series F Preferred Stock except as represented by the depositary shares.

Form of Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry Issuance.” The Series F Preferred Stock will be issued in registered form to the depositary as described in “Description of Series F Preferred Stock.”

BOOK-ENTRY ISSUANCE

DTC will act as securities depositary for all of the depositary shares. We will issue the depositary shares only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the depositary shares representing, in the aggregate, the total number of the depositary shares to be sold in this offering.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, are indirect participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Purchases of depositary shares within the DTC system must be made by or through direct participants, who will receive a credit for the depositary shares on DTC’s records. The ownership interest of each actual purchaser of each depositary share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased depositary shares. Transfers of ownership interests in the depositary shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in depositary shares, unless the book-entry system for the depositary shares is discontinued. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

DTC has no knowledge of the actual beneficial owners of the depositary shares. DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the depositary shares. If less than all of these depositary shares are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make distribution payments on the depositary shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the depositary shares at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final depositary shares certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference or aggregate principal amount of depositary shares may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the depositary shares will be printed and delivered.

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each depositary share.

“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory

Authority, Inc., own DTC. Purchases of depositary shares within the DTC system must be made by or through direct participants who will receive a credit for the depositary shares on DTC’s records.

“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. The summary is limited to taxpayers who will hold the depositary shares as “capital assets” for U.S. federal income tax purposes (generally, assets held for investment) and who purchase the depositary shares in the initial offering at the initial offering price.

Beneficial owners of depositary shares will be treated as owners of the underlying Series F Preferred Stock for U.S. federal income tax purposes.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of the Treasury (“Treasury regulations”) and judicial or administrative authority, all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

U.S. state, local and non-U.S. tax consequences are not summarized herein, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, governmental entities, partnerships or other entities treated as partnerships for U.S. federal income tax purposes and investors therein, dealers in securities or currencies, regulated investment companies, real estate investment trusts, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult his, her or its tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR DEPOSITARY SHARES. PROSPECTIVE HOLDERS OF OUR DEPOSITARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY U.S. STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX LAWS) OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR DEPOSITARY SHARES.

U.S. Holders

The discussion in this section applies to you if you are a U.S. holder, which for this purpose means a beneficial owner of depositary shares who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (as determined for U.S. federal income tax purposes) have the authority to control all of its substantial decisions or (b) that was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If you are not a U.S. holder, the discussion in this section does not apply to you and you should refer to “—Non U.S. Holders” below.

Distributions

You will be taxed on distributions with respect to the depositary shares as dividend income to the extent paid out of our current or accumulated earnings and profits for U.S. federal income tax purposes. If you are taxed as a corporation, except as described in the remainder of this subsection, dividends generally will be eligible for the 70% dividends-received deduction.

To the extent that the amount of a distribution with respect to the depositary shares exceeds our current or accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such depositary shares, and thereafter as capital gain. You would be required to reduce your tax basis (but not below zero) in the depositary shares by the amount of the distribution. If you are a corporation, you would not be entitled to a dividends-received deduction on the portion of a distribution that exceeds your tax basis in the depositary shares.

If you are a non-corporate U.S. holder, distributions constituting dividend income will generally represent “qualified dividend income,” which will be subject to U.S. federal income taxation at a maximum rate of 20% (or a lower rate for holders in certain tax brackets). In order to obtain qualified dividend treatment, the non-corporate U.S. holder must hold the depositary shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the depositary shares become ex-dividend with respect to the dividend. A non-corporate U.S. holder may not count toward this minimum holding period any period in which the U.S. holder has, among other things, entered into positions that hedge its position in the depositary shares.

If you are a corporate U.S. holder, you may not be entitled to take the 70% dividends-received deduction in all circumstances and, even if you are so entitled, you may be subject to special rules in respect of your ownership of the depositary shares. Prospective corporate investors in depositary shares should consider the effect of:

•	Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate stockholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as depositary shares;

•	Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend). A corporate U.S. holder may not count toward this minimum holding period any period in which the U.S. holder has, among other things, entered into positions that hedge its position in the depositary shares; and

•	Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

If you are a corporate U.S. holder, you will be required to reduce your tax basis (but not below zero) in the depositary shares by the nontaxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the depositary shares generally would be a dividend that:

•	equals or exceeds 5% of your adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

•	exceeds 20% of your adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on the depositary shares is an extraordinary dividend, you may elect to substitute the fair market value of the depositary shares for your adjusted tax basis in such shares for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of your holding period and regardless of the amount of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce your tax basis as a result of the limitation on reducing your basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

You should consult your tax advisor with respect to the possible application of the extraordinary dividend provisions to your ownership or disposition of the depositary shares in your particular circumstances.

Dispositions

You generally will recognize capital gain or loss on a sale or exchange of the depositary shares equal to the difference between the amount realized upon the sale or exchange and your adjusted tax basis in the shares sold or exchanged. Such gain or loss generally will be long-term capital gain or loss if the depositary shares have been held for more than one year, although if you are a non-corporate U.S. holder that has received an “extraordinary dividend” on the depositary shares (as described above), you will be required to treat any loss on the sale of the depositary shares as a long-term capital loss to the extent of the extraordinary dividends received that qualified for treatment as qualified dividend income. Long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to significant limitations.

If we redeem your depositary shares, it generally would be a taxable event to you. You would be treated as if you had sold your depositary shares rather than received a distribution if the redemption:

•	results in a complete termination of your stock interest in us;

•	is “substantially disproportionate” with respect to you; or

•	is “not essentially equivalent to a dividend” with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account. A redemption payment made to a U.S. holder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the U.S. holder’s aggregate stock interest in us. Because the determination as to whether any of these three tests will be met with respect to any particular U.S. holder will depend upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their own tax advisors regarding the tax treatment of a redemption.

If we redeem your depositary shares in a redemption that meets one of the tests described above, you generally would recognize capital gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your adjusted tax basis in the depositary shares. This gain or loss would be long-term capital gain or capital loss if you have held the depositary shares for more than one year. Any amounts paid to satisfy unpaid dividends that were declared prior to redemption will be treated as dividend income to you to the extent paid out of our current or accumulated earnings and profits (as described above) and not as income paid in cancellation or redemption of the Series F Preferred Stock.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current or accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis (but not below zero) in the depositary shares and thereafter would be treated as capital gain. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the allocation of your basis between the redeemed and any remaining depositary shares.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” (or undistributed “net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally will include its dividend income and its net gains from the disposition of the depositary shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the depositary shares.

Information Reporting and Backup Withholding on U.S. Holders

In general, if you are a non-corporate U.S. holder, dividend payments, or other taxable distributions, made on your depositary shares, as well as the payment of the proceeds from the sale or redemption of your depositary shares that are made within the United States, will be subject to information reporting requirements. Additionally, backup withholding (currently at a rate of 28%) generally will apply to such payments if you are a non-corporate U.S. holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the IRS that you have failed to report all interest or dividends required to be shown on your U.S. federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

If you sell your depositary shares outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to such payment. However, U.S. information reporting will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your depositary shares through a non-U.S. office of a broker that is:

•	a U.S. person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a non-U.S. person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a non-U.S. partnership, if at any time during its tax year:

•	one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such non-U.S. partnership is engaged in the conduct of a U.S. trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person. You generally may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS and providing the required information in a timely manner.

Non-U.S. Holders

The discussion in this section applies to you if you are a non-U.S. holder, which for this purpose means a beneficial owner of depositary shares who or that is an individual, corporation, estate or trust and is not a U.S. holder as defined above.

Dividends

Except as described below, if you are a non-U.S. holder of depositary shares, dividends paid to you to the extent of our current or accumulated earnings and profits are subject to U.S. federal income withholding tax at a 30% rate (or a lower rate if an applicable income tax treaty so provides). Even if you are eligible for a lower treaty rate, the applicable withholding agent generally will be required to withhold tax at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have properly furnished:

•	a valid IRS Form W-8BEN or W-8BEN-E upon which you certify, under penalties of perjury, your status as a person who is not a U.S. person and your entitlement to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to a non-U.S. account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under an applicable income tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS. We will not pay any additional amounts to you in respect of any amounts so withheld.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an applicable income tax treaty, the dividends are attributable to a “permanent establishment” that you maintain in the United States, the applicable withholding agent is generally not required to withhold tax from the dividends, provided that you have properly furnished a valid IRS Form W-8ECI upon which you certify, under penalties of perjury, that:

•	you are not a U.S. person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at the same graduated U.S. federal income tax rates applicable to U.S. citizens, resident aliens and U.S. corporations. If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or a lower rate if an applicable income tax treaty so provides).

Dispositions

If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a sale, exchange, redemption or other taxable disposition of depositary shares unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States;

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•	under the U.S. Foreign Investment In Real Property Tax Act, we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes and certain other conditions are met.

In the case of a redemption, any amounts paid to satisfy unpaid dividends that were declared prior to redemption will be treated as dividend income to you to the extent paid out of our current or accumulated earnings and profits (as described above) and not as income paid in cancellation or redemption of the Series F Preferred Stock.

If you are a corporate non-U.S. holder taxed on gain from a disposition of depositary shares because such gain constitutes “effectively connected” income, such gain may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or a lower rate if an applicable income tax treaty so provides).

We have not been, are not and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

Information Reporting and Backup Withholding on Non-U.S. Holders

If you are a non-U.S. holder, we are required to report payments of dividends on IRS Form 1042-S or an acceptable substitute form even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments, and the payment of the proceeds from the sale of depositary shares effected at a U.S. office of a broker, as long as:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	a valid IRS Form W-8BEN or W-8BEN-E upon which you certify, under penalties of perjury, that you are a non-U.S. person, or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of depositary shares effected at a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of depositary shares that is effected at a non-U.S. office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the United States as provided in Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of depositary shares will be subject to information reporting if it is effected at a non-U.S. office of a broker that is:

•	a U.S. person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a non-U.S. person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a non-U.S. partnership, if at any time during its tax year:

•	one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such non-U.S. partnership is engaged in the conduct of a U.S. trade or business;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS and providing the required information in a timely manner.

Withholdable Payments to Non-U.S. Financial Entities and Other Non-U.S. Entities

The U.S. Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. federal withholding tax on certain payments, including dividend income paid on depositary shares and gross proceeds of a disposition of depositary shares, to “foreign financial institutions” (which are broadly defined for this purpose and generally include investment vehicles) and certain “non-financial foreign entities” unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied. Under final Treasury regulations and subsequent guidance, these rules currently apply to dividends in respect of securities such as the depositary shares, and will apply to gross proceeds from the sale or other disposition of securities such as the depositary shares occurring on or after January 1, 2019. We will not pay any additional amounts to you in respect of any amounts so withheld. Prospective investors should consult their own tax advisors regarding the implications of FATCA on their investment in our depositary shares.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the depositary shares by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the depositary shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition of the depositary shares by an ERISA Plan with respect to which CSC or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Plan Asset Issues

ERISA and the regulations (the “Plan Asset Regulations”) promulgated under ERISA by the Department of Labor generally provide that when an ERISA Plan acquires an equity interest in an entity, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established that one of an enumerated set of exceptions applies. We believe that at least two such exceptions apply to this offering. First, we believe that the depositary shares will be “publicly offered securities” within the meaning of the Plan Asset Regulations: (1) the offering will be registered under the Securities Act when purchased and subsequently registered under the Exchange Act following the end of the fiscal year; (2) the securities will be widely held by 100 or more investors independent of the issuer and of one another; and (3) the securities will be freely transferable. Second, we believe that CSC qualifies as an operating company within the meaning of the Plan Asset Regulations: it is an entity that is primarily engaged, directly or indirectly through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than in the investment of capital. Consequently, since these two exceptions apply, CSC’s assets should not be considered to be the “plan assets” of any ERISA Plan that acquires the depositary shares.

Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the depositary shares. Any fiduciary of a governmental, non U.S. or such a church plan considering an investment in the depositary shares should consult with its counsel before purchasing the depositary shares to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.

Because of the foregoing, the depositary shares should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by the acquisition and holding of depositary shares, or any interest in a depositary share, each person who authorizes such acquisition and holding and each subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used to acquire or hold the depositary share, or any interest therein, constitutes assets of any Plan or (ii) the acquisition and holding of the depositary share, or any interest therein, by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws and if purchaser or subsequent transferee of a depositary share is using assets of any ERISA Plan to acquire or hold a depositary share, such purchaser and subsequent transferee will be deemed to represent that (i) none of CSC, the underwriters, and any of our or their respective affiliates has acted as the ERISA Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the depositary shares and none of CSC, the underwriters, and any of our or their respective affiliates shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to the depositary shares and (ii) the decision to invest in the depositary shares has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time (the “Fiduciary Rule”), who (a) is independent of CSC and the underwriters; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser or transferee’s investment in the depositary shares and is responsible for exercising independent judgment in evaluating the investment in the depositary shares; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Securities Exchange Act of 1934, as amended; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such purchaser or transferee holds the depositary shares hold or have under management or control total assets of at least $50 million; and (e) is aware of and acknowledges that (I) none of CSC, the underwriters and any of our or their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the depositary shares, and (II) CSC, the underwriters and our and their respective affiliates have a financial interest in the purchaser’s or transferee’s investment in the depositary shares on account of the fees and other remuneration we or they expect to receive in connection with transactions contemplated hereunder.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding the depositary shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment or holding and whether an exemption would be applicable to the purchase of the depositary shares.

Purchasers of the depositary shares have the exclusive responsibility for ensuring that their purchase and holding of the depositary shares complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. We make no representation as to whether an investment in the depositary shares is appropriate for any Plan in general or whether such investment is appropriate for any particular Plan or arrangement.

UNDERWRITING (Conflicts of Interest)

We and the underwriters named below, of which, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are the joint book-running managers and representatives, have entered into an underwriting agreement with respect to the depositary shares described in this prospectus supplement. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally but not jointly agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of depositary shares listed next to its name below:

Underwriter	Number of Depositary Shares
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
Total

The underwriters have advised us that they are committed to purchase all the depositary shares offered by us if they purchase any shares. The underwriting agreement provides that, subject to certain conditions, the underwriters are obligated to purchase all of the depositary shares in the offering if they purchase any depositary shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

It is expected that delivery of the depositary shares will be made through the facilities of DTC on or about                  , 2017, which will be the fourth business day following the initial sale of the depositary shares (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares prior to the second business day before the delivery of the depositary shares will be required, by virtue of the fact that the depositary shares initially will settle on a delayed basis, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The underwriters propose to offer the depositary shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $        per depositary share. Any such dealers may resell the depositary shares to certain other brokers or dealers at a discount of up to $        per share from the initial public offering price. After the initial public offering of the depositary shares, the offering price and other selling terms may be changed by the underwriters. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of depositary shares made outside of the U.S. may be made by the underwriters or affiliates of the underwriters.

The following table shows the per depositary share and total underwriting discounts and commissions to be paid to the underwriters:

Per Depositary Share	$
Total	$

We estimate that our total expenses of this offering (excluding underwriting discounts and commissions) will be approximately $        .

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make for these liabilities.

The depositary shares will be a new issue of securities, and there is currently no established trading market for the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series F Preferred Stock except as represented by the depositary shares. We do not intend to apply for listing of the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the depositary shares will develop, that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

The depositary shares may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of the depositary shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come to possess this prospectus supplement or the accompanying prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriters will be permitted to engage in certain transactions that may have the effect of stabilizing the price of the depositary shares. These transactions may consist of bids or purchases for the depositary shares that have the effect of raising or maintaining the price of the depositary shares or preventing or retarding a decline in the price of the depositary shares. If the underwriters create a short position in the depositary shares in connection with the offering, i.e., if they sell more depositary shares than are set forth on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing depositary shares in the open market. In general, purchases of a security for the purpose of reducing a short position could cause the price of the security to be higher than it might be in the absence of these purchases. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters will make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Certain of the underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, financial advisory, commercial banking, investment banking, research, trading and transfer agent services to us or our subsidiaries (including as parties to our credit agreement), for which they have in the past received, and may currently or in the future receive, customary fees and expenses. Certain of the underwriters and their affiliates hold depositary shares, each representing an interest in a share of Series B Preferred Stock, and to the extent we use the net proceeds from this offering to redeem the Series B Preferred Stock, such underwriters or their affiliates may receive a portion of the net proceeds from this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Our subsidiary, Schwab, is a member of FINRA and may participate as a dealer in this offering and, therefore, will be deemed to have “conflicts of interest” within the meaning of FINRA Rule 5121. Consequently, this offering is being made in compliance with the provisions of Rule 5121. Schwab will not confirm sales to discretionary accounts without the prior written approval of the customer.

NOTICE TO INVESTORS

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(1)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; or

(2)	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Company for any such offer; or

(3)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of our securities in any Relevant Member State means the communication in any form and by any means presenting sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe to the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. For purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto including as amended by the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State in question), and includes any relevant implementing measure in each Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) persons who are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) who have professional experience in matters relating to investments; or (3) persons who are high net worth companies and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The depositary shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such depositary shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of its contents.

Canada

The depositary shares offered in this prospectus supplement may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the depositary shares and shares of Series F Preferred Stock we are offering will be passed upon for us by Arnold & Porter Kaye Scholer LLP, San Francisco, California. Attorneys of that firm beneficially own an aggregate of less than 1% of CSC’s common stock. The underwriters have been represented by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher  & Bartlett LLP has represented and continues to represent us from time to time in other matters.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from CSC’s Annual Report on Form 10-K for the year ended December 31, 2016 and the effectiveness of CSC’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The Charles Schwab Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Warrants

Units Consisting of Two or More Securities

The Charles Schwab Corporation from time to time may offer and sell debt securities, preferred stock, depositary shares, common stock, purchase contracts, warrants and units consisting of two or more of the securities being offered by this prospectus. Our debt securities, preferred stock, purchase contracts and warrants may be convertible into or exchangeable for shares of our common stock or other securities.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “SCHW.”

We will provide the specific terms of any securities to be offered and the specific manner in which they may be offered in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest.

This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement for those securities.

These securities are not deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Charles Schwab & Co., Inc. or any of our other affiliates may use this prospectus in a market-making transaction for any of the securities listed above or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is December 15, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer debt securities; preferred stock, depositary shares and common stock; and purchase contracts and units consisting of two or more securities. We may also offer warrants to purchase debt securities or warrants to purchase or sell, or whose cash value is determined by reference to the performance level, or value of, one or more of:

•	securities of one or more issuers, including our common stock, preferred stock or depositary shares, other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies, currency units or composite currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described in this paragraph.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The prospectus supplement may also contain information about United States federal income tax considerations relating to the securities covered by the prospectus supplement.

References in this prospectus to “we,” “us” and “our” mean The Charles Schwab Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplements, including the documents incorporated by reference, do or may contain not only historical information but also “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to here as the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to here as the “Exchange Act”). Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “aim,” “target,” “appear,” “could,” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives and expectations as of the date of this prospectus, the prospectus supplement, or in the case of any documents incorporated by reference, as of the date of those documents, are necessarily estimates based on the best judgment of our senior management. Achievement of the expressed beliefs, objectives and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, the prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents.

You should refer to our periodic and current reports filed with the SEC or to the applicable prospectus supplement for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements, including risks described in the “Risk Factors” section. See “Where You Can Find More Information” in this prospectus for information about how to obtain copies of our periodic and current reports.

Statements in this prospectus, any prospectus supplement, and any documents incorporated by reference speak only as of the date on which those statements are made, and we undertake no obligation to update any statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus. This prospectus is a part of that registration statement and does not include all of the information in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our corporate website at http://www.aboutschwab.com. We have included the SEC’s website address and our website address as inactive textual references only, and the information contained on those websites is not a part of this prospectus. You may also read and copy any document that we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Our common stock is listed on the New York Stock Exchange. You may inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed, other than, in each case, documents or portions of documents furnished and not filed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	Current Reports on Form 8-K filed on April 10, 2014, May 19, 2014, October 28, 2014 and November 21, 2014;

•

The description of our common stock contained in our registration statement on Form 8-A filed on February 23, 2010 under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description;

•

The description of our 6.00% Non-Cumulative Perpetual Preferred Stock, Series B contained in our registration statement on Form 8-A filed on June 6, 2012 under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description; and

•

Solely with regard to the securities covered by this prospectus that were initially offered and sold under our previously filed registration statement(s) and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by us in connection with their initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to us at the following address:

The Charles Schwab Corporation

211 Main Street

San Francisco, California 94105

Attention: Corporate Secretary

Telephone: (415) 667-1959

Email: investor.relations@schwab.com

THE CHARLES SCHWAB CORPORATION

The Charles Schwab Corporation, headquartered in San Francisco, California, was incorporated in 1986, and we engage, through our subsidiaries (primarily located in San Francisco except as indicated), in securities brokerage, banking, money management, and financial advisory services. Our significant business subsidiaries include:

•

Charles Schwab & Co., Inc., which was incorporated in 1971, is a securities broker-dealer with branch offices nationwide and in the Commonwealth of Puerto Rico and London, U.K., and serves clients in Hong Kong through one of our subsidiaries;

•	Charles Schwab Bank, which commenced operations in 2003, is a federal savings bank located in Reno, Nevada; and

•

Charles Schwab Investment Management, Inc. (“CSIM”), which is the investment advisor for Charles Schwab & Co., Inc.’s proprietary mutual funds, referred to as the Schwab Funds and for Charles Schwab & Co., Inc.’s exchange-traded funds, referred to as the Schwab ETFs.

We are a savings and loan holding company and are subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). We are dependent upon the earnings and cash flow of our subsidiaries to meet our obligations. Our rights and the rights of our creditors, including the holders of debt securities, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Our principal executive office is located at 211 Main Street, San Francisco, California 94105. Our telephone number is (415) 667-7000. Our corporate Internet website is http://www.aboutschwab.com. We have included our website address as an inactive textual reference only, and none of the information contained in or that can be accessed through our website is a part of this prospectus.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the periods indicated.

	Nine Months Ended September 30, 2014	Years ended December
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges (1)	12.7	10.8	7.7	6.9	4.1	6.0
Ratio of earnings to fixed charges, excluding deposits from banking clients and payables to brokerage clients interest expense (2)	15.3	13.2	9.4	9.1	6.3	9.9
Ratio of earnings to fixed charges and preferred stock dividends (1)(3)	8.6	6.9	5.8	6.9	4.1	6.0
Ratio of earnings to fixed charges and preferred stock dividends, excluding deposits from banking clients and payables to brokerage clients interest expense. (2)(3)	9.7	7.8	6.7	9.1	6.3	9.9

(1)	The ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends are calculated in accordance with SEC requirements. For such purposes, “earnings” consist of earnings before taxes on earnings and fixed charges. “Fixed charges” consist of interest expense and one-third of rental expense, which is estimated to be representative of the interest factor.

(2)	Because interest expense incurred in connection with both deposits from banking clients and payables to brokerage clients is completely offset by interest revenue on related investments and loans, we consider such interest to be an operating expense. Accordingly, the ratio of earnings to fixed charges, excluding deposits from banking clients and payables to brokerage clients interest expense, and the ratio of earnings to fixed charges and preferred stock dividends, excluding deposits from banking clients and payables to brokerage clients interest expense, reflect the elimination of such interest expense as a fixed charge.

(3)	The preferred stock dividend amounts represent the pre-tax earnings that would be required to pay the dividends on outstanding preferred stock. We did not have any outstanding preferred stock for the fiscal years ended December 31, 2009 to 2011.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes include working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing or repayment of debt, including outstanding commercial paper and other short-term indebtedness, if any, redemption or repurchase of our outstanding securities, funding of possible acquisitions and satisfaction of other obligations.

ERISA MATTERS

The Employee Retirement Income Security Act of 1974, as amended, referred to here as ERISA, imposes certain restrictions on employee benefit plans that are subject to ERISA and on persons who are fiduciaries with respect to those plans. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of our securities on behalf of the plan should determine whether the purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

We have subsidiaries and affiliates, including broker-dealer subsidiaries and affiliates, that provide services to many employee benefit plans. We and any of our direct or indirect subsidiaries or affiliates may each be considered a “party in interest” within the meaning of ERISA and a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986, as amended, referred to here as the “Code,” with respect to many employee benefit plans and retirement accounts. “Prohibited transactions” within the meaning of ERISA and the Code may result, among other reasons, if any offered securities are acquired by an employee benefit plan as to which we or any of our direct or indirect subsidiaries or affiliates is a party in interest or a disqualified person, unless the offered securities are acquired pursuant to an applicable statutory or administrative exemption.

Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel. Please consult the applicable prospectus supplement for further information with respect to a particular offering of securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be either senior debt securities or subordinated debt securities and will be issued in one or more series under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Except as otherwise set forth in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indentures. The Bank of New York Mellon Trust Company, N.A. serves as trustee for the series of our indebtedness outstanding as of the date of this prospectus. The debt securities may provide that they may be convertible into or exchangeable for shares of our common stock or other securities. In the following discussion, we sometimes refer to the senior indenture and the subordinated indenture as the “indentures.” When we refer to the “trustee,” we mean both the senior trustee and the subordinated trustee unless we indicate otherwise. Each indenture is qualified under the Trust Indenture Act, and the terms of the debt securities will include those stated in the applicable indenture and those made part of the indenture by reference to the Trust Indenture Act.

This section of the prospectus summarizes the material terms of the senior indenture, the subordinated indenture, the senior debt securities and the subordinated debt securities to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the respective indentures as may be amended or supplemented, including the definitions of terms, and the Trust Indenture Act. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of debt securities may differ from the terms described below. For additional information, you should look at the applicable indenture and certificates evidencing the applicable debt security that is filed (or incorporated by reference) as an exhibit to the registration statement that includes this prospectus. We encourage you to read these indentures. Instructions on how you can get copies of these documents is provided above under the heading “Where You Can Find More Information.”

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. This section summarizes the terms of the debt securities that are common to all series, whether senior or subordinated. The debt securities will not be secured by any of our property or assets. All of the discussions below are subject to, and qualified by, the information contained in the applicable prospectus supplement.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. Most of the material financial and other specific terms of the debt securities of your series will be described in the prospectus supplement relating to your series, including:

•	the title of your series of debt securities;

•	any limit on the aggregate principal amount or initial offering price of your series of debt securities;

•	the date or dates on which your series of debt securities will mature;

•	the price or prices at which your series of debt securities will be issued;

•	the annual rate or rates (which may be fixed or variable) at which your series of debt securities will bear interest, if any, and the date or dates from which the interest, if any, will accrue;

•	the dates on which interest, if any, on your series of debt securities will be payable and the regular record dates for those interest payment dates;

•	the place where the principal and interest are payable;

•	the person to whom interest is payable if other than the registered holder on the record date;

•	any mandatory or optional sinking funds or analogous provisions or provisions for mandatory or optional redemption;

•

the date, if any, after which and the price or prices at which your series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which your series of debt securities will be issuable;

•	any events of default in addition to those in the indenture;

•	any other covenant or warranty in addition to those in the indenture;

•

if debt securities are sold for one or more foreign currencies or foreign currency units, or principal, interest or premium are payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences and other information regarding the issue and currency or currency units;

•	the currency of payment of principal, premium, if any, and interest on your series of debt securities if other than in United States dollars;

•	any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on your series of debt securities;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at a stated maturity will not be determinable as of any date prior to stated maturity, the amount or method of determining the amount which will be deemed to be the principal amount;

•	any paying agents, authenticating agents, security registrars or other agents for the debt;

•	the applicability of the provisions described below under “—Discharge; Defeasance and Covenant Defeasance”;

•	whether any debt securities will be certificated securities or will be issued in the form of one or more global securities and the depositary for the global security or securities;

•	whether your series of debt securities are subordinated debt securities or senior debt securities;

•	if your series of debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•

if debt securities are sold bearing no interest or below market interest, known as “original issue discount” securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•	the convertibility or exchangeability, if any, of your series of debt securities into any other debt or equity securities; and

•	any other material terms of your series of debt securities.

The terms may vary from the terms described here. This summary is qualified by reference to the description of the terms of your series to be described in the prospectus supplement.

Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

A debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered to be issued with original issue discount. If we issue an original issue discount debt security, the prospectus supplement will contain a description of the U.S. federal income tax consequence related to the issuance.

Senior Debt

Our senior debt securities will be issued under the senior debt indenture and will rank equally with all of our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt securities will be subordinate and junior in right of payment to all of our “senior indebtedness.”

In some circumstances relating to our liquidation, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is a default in any payment or delivery on any senior indebtedness; or

•	there is an event of default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.

Unless otherwise specified in a prospectus supplement, “senior indebtedness” will include the principal of and premium, if any, and interest on our senior indebtedness, whether outstanding on the date of the subordinated debt indenture or later created, that is:

•	for money that we borrowed, including capitalized lease obligations;

•	for money borrowed by others and guaranteed, directly or indirectly, by us; or

•	secured and unsecured purchase money indebtedness or indebtedness secured by property at the time of our acquisition of the property for the payment of which we are directly or contingently liable.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of and amendments, modifications and supplements to the senior indebtedness described in the preceding sentence.

Senior indebtedness does not include:

•	our indebtedness to any of our subsidiaries for money borrowed or advances from any subsidiary;

•	the subordinated debt securities; or

•

any indebtedness if the terms creating or evidencing the indebtedness expressly provide that the indebtedness is not superior in right of payment to the subordinated debt securities and/or that the indebtedness is not superior in right of payment to any of our other indebtedness that is equal to or subordinated to the subordinated debt securities in right of payment.

“Indebtedness” is obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, including capitalized lease obligations.

At September 30, 2014, we owed a total of approximately $250 million in principal amount of medium term notes and $1,581 million in principal amount of senior notes, all of which was senior indebtedness, without counting any accrued interest on that debt, and had no outstanding medium term notes that were subordinated indebtedness. The indenture does not limit the amount of senior debt that we are permitted to have, and we may in the future incur additional senior debt.

Restrictive Covenants

Neither indenture contains any significant financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into sale and leasehold transactions. The prospectus supplement relating to a series of debt securities may describe restrictive covenants, if any, to which we may be bound under the applicable indenture.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in the applicable prospectus supplement, as long as any debt securities are outstanding, we will not be permitted to merge or consolidate with any other entity and will not be permitted to sell, lease or convey all or substantially all of our assets to any person, unless:

•

we are the continuing corporation or our successor or the person that acquires or leases all or substantially all of our assets is a corporation, association, company, limited liability company, joint-stock company or business trust organized under the laws of the United States or one of the states of the United States or the District of Columbia and the successor entity expressly assumes all of our obligations under the applicable indenture and the related debt securities; and

•

immediately after any merger, consolidation, sale, lease or conveyance, we or our successor is not in default in the performance or observance of the covenants and conditions of the applicable indenture.

This covenant would not apply to a recapitalization transaction, a change of control of The Charles Schwab Corporation or a highly leveraged transaction unless the transaction or change of control is structured to include a merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets. Except as may be described in the prospectus supplement applicable to a particular series of debt securities, there are no covenants or other provisions in the indentures requiring us to repurchase the debt securities or that would afford holders of debt securities additional protection or economic benefits in the event of a recapitalization or a change of control of The Charles Schwab Corporation or a highly leveraged transaction.

Events of Default

Senior debt securities events of default and acceleration

Unless otherwise specified in the prospectus supplement relating to a particular series of senior debt securities, an event of default will occur for any series of senior debt securities if:

•	we fail to pay when due any principal of that series of senior debt securities;

•	we fail to pay any interest on that series of senior debt securities within 30 days after the interest is due;

•	we fail to deposit when due any sinking fund payment required under the terms of that series of senior debt securities;

•	we fail to cure our default of any other covenant or agreement to which that series of senior debt securities is subject within 60 days after we receive written notice of the default;

•	specified events of bankruptcy, insolvency or reorganization occur; or

•	any other default or event of default provided with respect to senior debt securities of that series occurs.

If an event of default, other than a default relating to our bankruptcy, insolvency or reorganization, occurs and continues, the trustee or the holders of 25% of the aggregate principal amount of all affected series of senior debt securities, voting together as a single class, may require us to repay immediately the entire principal of the senior debt securities of all affected series and any accrued interest. For example, if an event of default relates to our failure to pay interest on two series of senior debt securities and we have issued ten series of outstanding senior debt securities, the holders of 25% of the two affected series, voting together as a single class, would have the right to require us to immediately repay the senior debt securities that are part of those two series. However, if the event of default were to affect all ten series, then 25% of all senior debt securities outstanding under the senior debt indenture, voting together as a single class, would have the right to require us to immediately repay all outstanding series of senior debt securities. If an event of default relating to our bankruptcy, insolvency or reorganization occurs, the entire principal of the affected senior debt securities will automatically become payable.

Subordinated debt securities events of default and acceleration

Unless otherwise specified in the prospectus supplement, relating to a particular series of subordinated debt securities, an event of default will occur for any series of subordinated debt securities if:

•	specified events of bankruptcy, insolvency or reorganization occur; or

•	any other default or event of default provided with respect to subordinated debt securities of that series occurs.

If any event of default with respect to subordinated debt securities of any series, other than a default relating to our bankruptcy, insolvency or reorganization, occurs and continues, the trustee or the holders of 25% of the aggregate principal amount of all affected series of subordinated debt securities, voting together as a single class, may require us to repay immediately the entire principal of the subordinated debt securities and any accrued interest. If an event of default relating to our bankruptcy, insolvency or reorganization occurs, the entire principal of the affected debt securities will automatically become payable. Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions applicable to the subordinated debt securities.

We will describe in the prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount subordinated debt securities upon an event of default. In the event of our bankruptcy, liquidation, reorganization or insolvency, any right to enforce that payment in cash would be subject to the broad equity powers of a federal bankruptcy court and to its determination of the nature and status of the payment claims of the holders of the subordinated debt securities.

Unless otherwise provided in the prospectus supplement relating to a particular series of subordinated debt securities, there will be no right of acceleration of the payment of principal of the subordinated debt securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture. In the event of a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture, the trustee may, subject to specified limitations and conditions, seek to enforce that payment or the performance of that covenant or agreement.

Trustees’ duties in case of a default and actions by holders

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting together as a single class, can rescind any acceleration or waive any past default or event of default. However, they cannot waive certain defaults in payment of principal of, premium, if any, or interest on, any of the senior debt securities or if such events of default are otherwise provided in a prospectus supplement relating to a particular series of subordinated debt or any right of a holder to have a debt security converted into our common stock.

Other than its duties in case of a default, the relevant trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it, called an “indemnity.” If they provide this indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting together as a single class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

A holder of a debt security may not institute any action against us under the indenture unless:

•	the holder gives the trustee written notice that a default has occurred and is continuing;

•

the holders of at least 25% of the outstanding aggregate principal amount of all affected series, voting together as a single class, request that the trustee institute the action while offering the trustee an indemnity reasonably satisfactory to it;

•	the holders offer the trustee reasonable security or indemnity against the costs and liabilities to be incurred in complying with the request; and

•	the trustee fails to institute the action within 60 days after receiving the request.

Even if these conditions are met, the holder may not institute an action if holders of a majority in aggregate principal amount of all affected series, voting together as a single class, direct the trustee to take action inconsistent with the request of the holder desiring to institute action against us. Holders may institute an action for payment of overdue principal or interest or to enforce their rights to convert securities into our other securities without complying with the preceding conditions.

We are required to file annually with the trustee a certificate stating whether we are in default under any of the provisions of either indenture, specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We may be discharged from our obligations on the debt securities of any series if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or United States government obligations or, in the case of debt securities that are denominated in a currency other than United States dollars, cash in the currency in which the debt securities are denominated and/or foreign government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of the members is pledged, which in each case are not callable or redeemable at the option of the issuer; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer.

Modification of the Indentures

Without the consent of the holders of debt securities, we and the trustee may enter into supplemental indentures to:

•	document that a successor corporation has assumed our obligations;

•	add covenants or events of default for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indentures;

•	permit the facilitation of the defeasance and discharge of the securities;

•	establish the forms or terms of debt securities of any series;

•	provide for conversion rights;

•	provide for guarantees;

•	document the appointment of a successor trustee; or

•	other changes specified in the indenture.

If the holders of a majority in principal amount of all affected series, voting together as a single class, consent, we and the trustee may add to, change or eliminate any of the provisions of an indenture or modify in any way the rights of holders of the affected series. However, each affected holder must consent before we can:

•	extend the stated maturity of the principal;

•	reduce the amount of the principal;

•	reduce the rate or extend the time of payment of interest;

•	if subordinated debt securities, make any change relating to the subordination of the debt securities in a materially adverse manner;

•	reduce any premium payable on redemption;

•	change the currency in which any debt security is payable;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	reduce the percentage in principal amount required to consent to any of the foregoing actions.

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness then outstanding that would be negatively affected.

Legal Ownership of Debt Securities

We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in the debt securities that are not registered in their own name as indirect holders. As discussed under the heading “Global Securities,” indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Additional Mechanics

Form, Exchange and Transfer. Unless otherwise indicated in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and any integral multiple of $1,000.

You may have your debt securities broken into more debt securities of permitted smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform exchanges and transfers. You may exchange or transfer debt securities at the office of the security registrar.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Unless otherwise indicated in a prospectus supplement, the trustee will act as the securities registrar and we will appoint an office or agency in New York City for you to transfer or exchange debt securities having New York as the place of payment.

Payment and Paying Agents. We will pay interest, principal and any other money due on the debt securities at payment offices that we designate. These offices are called paying agents. You must make arrangements to have your payment picked up at that office. We may also choose to pay interest by mailing checks to the address specified in the security register.

We will pay interest to you if at the close of business on a particular day in advance of each due date for interest you are a direct holder, even if you no longer own the debt security on the interest due date. That particular day is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest is called “accrued interest.”

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due, will be repaid to us. Thereafter, the holder may look only to us for payment.

Indirect holders should consult their banks or brokers for information on how they will receive payment.

Notices

Notices to be given to holders of a global security will be given only in accordance with the policies of the depositary, as described in part under “Global Securities.” Notices to be given to holders of debt securities not in global form will be sent by mail to the address of the holder appearing in the trustee’s records. Indirect holders should consult their banks or brokers for information on how they will receive notice.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Ranking

Unless otherwise provided in the prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations, and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, a series of debt securities may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares. The specific terms on which any series may be so converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option or at our option, in which case the amount or number of securities the debt security holders would receive would be calculated at the time and in the manner described in the applicable prospectus supplement.

Regarding the Trustees

The trustee under either indenture will be named in the prospectus supplement. We and some of our subsidiaries may conduct transactions with the trustees in the ordinary course of business and the trustees and their affiliates may conduct transactions with us and our subsidiaries.

Governing Law

Both indentures are, and the senior and subordinated debt securities will be, governed by and construed in accordance with the laws of the State of California unless otherwise provided in any prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

This section of the prospectus contains a description of the general terms of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below.

The provisions of the preferred stock described below and in any prospectus supplement are not complete. You should also refer to our certificate of incorporation and the documents that will be filed with the SEC in connection with the offering of the series of preferred stock.

General

Our certificate of incorporation permits our board of directors to authorize the issuance of up to 9,940,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of October 24, 2014, we have designated:

•	400,000 shares of preferred stock for our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, our “Series A Preferred Stock”; and

•	488,750 shares of preferred stock for our 6.00% Non-Cumulative Perpetual Preferred Stock, Series B, our “Series B Preferred Stock”.

As of October 24, 2014, 400,000 shares of our Series A Preferred Stock and 488,750 shares of our Series B Preferred Stock remain outstanding. Our board of directors can divide the preferred stock into series and determine the designation and the rights and preferences of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the series designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the dividend rate or method of determining that rate;

•	the date on which dividends will be paid;

•	voting rights;

•	the price at which the preferred stock will be issued;

•	dividend rights (which may be cumulative or noncumulative);

•	any redemption or sinking fund provisions;

•	any provisions relating to convertibility or exchangeability of the preferred stock into shares of our common stock or other securities;

•	the relative seniority and rank of the series with respect to other series then or thereafter issued;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations, options and restrictions and special or relative rights, if any, on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding-up and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, no full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock. The prospectus supplement for non-cumulative preferred stock may set forth certain restrictions on payments of dividends, or setting aside funds for payment of dividends on junior securities if dividends on the non-cumulative preferred stock are not paid. Our ability to pay dividends on our preferred stock is subject to policies established by our regulator and our meeting the requirements of Delaware corporate law with regard to the payment of dividends.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, unless otherwise provided in the prospectus supplement, they will have no right or claim to any of our remaining assets.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option and subject to policies established by our regulator. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as discussed below, set forth in the prospectus supplement or as otherwise required by law or in our certificate of incorporation.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a “class of voting securities” and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a savings and loan holding company in accordance with the Home Owners’ Loan Act of 1933, as amended (the “HOLA”). In addition, at the time the series is deemed a class of voting securities,

•	any other savings and loan holding company may be required to obtain the approval of the Federal Reserve to acquire or retain more than 5% of that series; and

•	any other persons other than a savings and loan holding company may be required to obtain the non-objection of the Federal Reserve to acquire or retain 10% or more of that series.

In addition, as described under “Description of Common Stock,” the requirements of Delaware law and the provisions of our certificate of incorporation may have an effect of delaying or preventing a change of control of The Charles Schwab Corporation in some circumstances.

Exchangeability and Convertibility

The prospectus supplement relating to any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or other securities.

Transfer Agent and Registrar

The transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of preferred stock will be named in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement under a depositary agreement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary and complying with any other requirement of the depositary agreement, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges as are expressly provided in the depositary agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us a notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all reports and other communications from us that we deliver to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties under the depositary agreement. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We have 3,000,000,000 shares of authorized common stock, $0.01 par value per share, of which 1,305,768,922 shares were outstanding as of October 24, 2014. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and any class or series of preferred stock outstanding at the time of liquidation, to receive a pro rata distribution of our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on any outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Our preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also will also have such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power of our capital stock, except as our board of directors may provide with respect to any class or series of preferred stock issued after the date of this prospectus. See “Description of Preferred Stock.” Our certificate of incorporation does not provide for cumulative voting. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the New York Stock Exchange. Outstanding shares of our common stock are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Restrictions on Ownership

Under the HOLA, any “savings and loan holding company,” as defined in the HOLA, is required to obtain the approval of the Federal Reserve prior to the acquisition of more than 5% of our common stock. Any other person, other than a savings and loan holding company, is required to obtain prior non-objection of the Federal Reserve to acquire 10% or more of our common stock. Any company holding 25% or more of our common stock, or a company holding 10% or more if the company otherwise exercises a “controlling influence” over us, is subject to regulation as a savings and loan holding company under the HOLA.

Business Combination Statute

Under the Delaware General Corporations Law (“DGCL”), a corporation is prohibited from engaging in any business combination with an interested stockholder or any entity if the transaction is caused by the interested stockholder for a period of three years from the date on which any such stockholder first becomes an interested stockholder. There is an exception to the three-year waiting period requirement if:

•	prior to the stockholder becoming an interested stockholder, the board of directors approves the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon the completion of the transaction in which the stockholder became an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation other than shares held by directors who are also officers and certain employee stock plans; or

•	the business combination is approved by the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock not owned by the interested stockholder at a meeting.

The DGCL defines the term “business combination” to include transactions such as mergers, consolidations or transfers of 10% or more of the assets of the corporation. The DGCL defines the term “interested stockholder” generally as any person who (together with affiliates and associates) owns (or in certain cases, within the past three years did own) 15% or more of the outstanding voting stock of the corporation. A corporation can expressly elect not to be governed by the DGCL’s business combination provisions in its certificate of incorporation or bylaws, but we have not done so.

Supermajority Vote Requirement

Our certificate of incorporation provides that, notwithstanding any lesser percentage permitted by law, 80% of the voting power of our stockholders, voting together as a single class, must approve any of the following business combinations:

•

A merger or consolidation of us or any of our subsidiaries with (1) an interested stockholder or (2) any other corporation which after such merger or consolidation would be an affiliate or associate of an interested stockholder;

•

Any sale or other arrangement with or for the benefit of an interested stockholder or any affiliate or associate of an interested stockholder involving any of our assets, securities or commitments, any of our subsidiaries, any interested stockholder or any affiliate or associate of any interested stockholder, in each case having an aggregate fair market value of $5,000,000 or more;

•

The issuance or transfer by us or any of our subsidiaries of any of our securities or any of our subsidiaries’ securities to any interested stockholder or its affiliate or associate in exchange for cash, securities or other property having an aggregate fair market value of $5,000,000 or more;

•	The adoption of any plan or proposal for our liquidation or dissolution; or

•

Any reclassification of our securities (including any reverse stock split), or our merger or consolidation with any of our subsidiaries, or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our voting stock or series thereof or any of our subsidiaries which is directly or indirectly owned by any interested stockholder or its affiliate or associate.

The 80% requirement does not apply to business combinations approved by a majority of the disinterested directors then in office. A disinterested director is defined as any member of our board who:

•	is not an interested stockholder;

•	is unaffiliated with and not a representative of an interested stockholder;

•	is not a party to an agreement or arrangement with an interested stockholder to act in concert with such interested stockholder to direct our management or policies; and

•

either was a member of our board prior to the time that the interested stockholder became an interested stockholder, or is a successor of a disinterested director and was nominated to succeed a disinterested director by a majority of the disinterested directors at the time of nomination; provided that, this requirement does not apply if the business combination involves a party that was an interested stockholder on July 30, 1987.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock, depositary shares or other securities that may be sold under this prospectus, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share or the price of the other securities, as applicable, may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in amounts and in as many distinct series as we wish, and the contracts may be put or call options, forward contracts, futures contracts or other types of contracts. The purchase contracts may be issued separately or as part of units. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to the purchase contract upon the occurrence of specified events.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock, depositary shares or other securities, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock, depositary shares or other securities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or together with one or more additional securities, including other warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. We may issue warrants in any amounts or in as many distinct series as we determine. Below is a description of some general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. Debt warrants may be issued independently or together with our other securities and may be attached to, or separate from, our other securities. Any debt warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement. If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants, including:

•	the offering price;

•	the designation, aggregated stated principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in global or certificated form;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	the identity of any warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common stock, preferred stock, depositary shares or other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies or currency units;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more of the indices or baskets of the items described above.

Universal warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from the other securities. Any universal warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If universal warrants are offered, the prospectus supplement will describe the terms of the universal warrants, including the following:

•	the offering price;

•	the title and aggregated number of the warrants;

•	the nature and amount of the warrant property that the warrants represent the right to buy or sell;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	whether the warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	whether the exercise price may be paid in cash or by exchange of the warrant property or both, the method of exercising the warrants and whether settlement will occur on a net basis or a gross basis;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, a discussion of certain of the United States federal income tax consequences;

•	whether the warrants and underlying securities will be listed on any securities exchange;

•	whether the warrants will be issued in global or certificated form;

•	a description of the terms of any warrant agreement to be entered into between us and a warrant agent that governs the warrants;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Modification

Except as set forth in the prospectus supplement, we and the warrant agent, if any, may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the warrants. In addition, we may amend the warrant agreement, if any, and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected; provided that, no modification to the warrants can change the exercise price, reduce the amounts receivable upon exercise, cancellation or expiration, shorten the time period during which the warrants may be exercised or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend any warrant agreement or the terms of the warrants, without the consent of all of the affected holders.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations. No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act.

DESCRIPTION OF UNITS

General

We may issue units consisting of one or more securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Units may also include debt obligations of third parties, such as United States Treasury securities. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

If units are offered, the prospectus supplement will describe the terms of the units, including the following:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of any unit agent;

•	a description of the terms of any unit agreement to be entered into between us and any unit agent that governs the units;

•	whether the units are to be prepaid or not;

•	whether the units will be listed on any securities exchange;

•	whether the units will be issued in fully registered or global form; and

•	a description of any provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

Modification

Except as described in the prospectus supplement, we and the unit agent, if any, may amend the terms of any unit agreement and the units without the consent of the holders of the units to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the units. In addition, we may amend the unit agreement, if any, and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected; provided that, no modification to the units can materially and adversely affect the rights of the holders of the units or reduce the percentage of outstanding units required to modify or amend any unit agreement or the terms of the units, without the consent of all of the affected holders.

Unsecured Obligations

Any units we issue will be our unsecured contractual obligations. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of units.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC.

The following is a summary of the depositary arrangements applicable to the securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary, they will appear in a prospectus supplement.

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead, we will deposit with DTC or its custodian one or more fully registered global certificates, a “global certificate” registered in the name of Cede & Co. (DTC’s nominee) for the book-entry securities, representing in the aggregate the total number or aggregate principal balance of the securities.

Since the global certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the global certificate. Persons who buy interests in the global security by purchasing securities are said to own a beneficial interest in the global security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a global certificate. Ownership of beneficial interests in a global certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a global certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the book-entry securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchase the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

We have been advised by DTC that upon the issuance of a global certificate and the deposit of that global certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective amounts represented by that global certificate to the accounts of its participants.

We will pay principal of, interest and premium (if any) on debt securities and payments to holders with respect to warrants, purchase contracts, units, stock and depositary shares represented by a global certificate registered in the name of or held by DTC or its nominee to the relevant trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the global certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal, interest, premium (if any) or other distribution of underlying securities or other property to holders on a global certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that global certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

A global certificate will be exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a global certificate may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global certificate or if at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global certificate shall be exchangeable for definitive securities in registered form; or

•

in the case of debt securities, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default with respect to the debt securities and certain other conditions have been met if and to the extent set forth in the applicable indenture.

Any global certificate representing a debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

Any global certificate representing a warrant, purchase contract or unit that is exchangeable pursuant to either of the first two conditions listed above will be exchangeable in whole for definitive warrants, purchase contracts or units in registered form, of like tenor and of an equal aggregate stated amount as the global certificate, in denominations specified in the applicable prospectus supplement. The definitive warrants, purchase contracts or units will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

DTC may discontinue providing its services as securities depositary with respect to any of the book-entry securities at any time by giving reasonable notice to the relevant trustee (or the relevant warrant agent, purchase contract agent or unit agent) and us. If a successor securities depositary is not obtained, definitive debt security (or definitive warrant, purchase contract or unit) certificates representing the debt securities (or warrant, purchase contract or unit) are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

Except as provided above, owners of the beneficial interests in a global certificate representing a debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of securities for any purpose under the indentures.

No global security shall be exchangeable except for another global certificate of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global security or the indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the book-entry securities. If less than all of a series of the debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the book-entry securities is limited to the holders of record of the book-entry securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to book-entry securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as “indirect participants”, such as both United States and non-United States securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Clearstream Banking and Euroclear System

If specified in a prospectus supplement to this prospectus with respect to a particular series, investors may elect to hold interests in a particular series of securities outside the U.S. through Clearstream Banking, société anonyme (“Clearstream”) or the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to permanent global securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear holds securities for participants of Euroclear and clears and settles transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters for a particular offering of securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator holds all securities in Euroclear on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions with respect to permanent global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Unless otherwise specified in a prospectus supplement with respect to a particular series of permanent global securities, initial settlement for permanent global securities will be made in immediately available funds. If the prospectus supplement specifies that interests in the permanent global securities may be held through

Clearstream or Euroclear, Clearstream and/or Euroclear participants will conduct secondary market trading with other Clearstream and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Then secondary market trades will settle using the procedures applicable to conventional eurobonds in immediately available funds.

Investors should be aware that they will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time–zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

The information in this section concerning Euroclear and Clearstream has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by Euroclear or Clearstream or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Although DTC, Clearstream, and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in permanent global securities among DTC participants, Clearstream, and Euroclear, they are under no obligation to perform those procedures, and those procedures may be discontinued at any time.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities from time to time as follows:

•	to or through underwriters or dealers, which may be affiliates;

•	through agents, which may be affiliates;

•	directly to purchasers; or

•	through a combination of any of these methods.

We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any put option agreement or other contractual arrangement, whether directly to investors or through one or more special purpose vehicles.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also lend or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them;

•	the public offering or purchase price;

•	any over-allotment options under which agents or underwriters may purchase additional securities from us;

•	any discounts, concessions and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting agent or underwriting compensation;

•	any discounts and commissions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Generally, the underwriters’ obligations to purchase the securities will be subject to specified conditions. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If agents are used in the sale of any securities, they generally will be acting on a best efforts basis for the period of their appointment.

Only the agents, dealers or underwriters named in the prospectus supplement will be the agents, dealers or underwriters in connection with the securities being offered. Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and any prospectus supplements may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which we may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of the offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the future date stated in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement or supplements.

Some of the underwriters and their affiliates may have in the past provided, may be currently providing and may in the future from time to time provide, financial advisory, commercial banking, investment banking, research, trading, trustee, escrow, transfer agent and custody services to us or our subsidiaries (including as parties to our credit agreement), for which they have in the past received, and may currently or in the future receive, customary fees and expenses.

Any underwriter, agent or dealer that we use in the initial offering of debt securities will not confirm sales to any account over which it exercises discretionary authority without the prior specific written approval of its customer.

If Charles Schwab & Co., Inc. or any other broker-dealer subsidiary that we may have participates in the distribution of our securities, we will conduct the offering in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

Following the initial distribution of any of these securities, our affiliates, including Charles Schwab & Co., may offer and sell these securities (as well as securities initially offered and sold under previous registration statements) in market-making transactions as part of their business as broker-dealers. Charles Schwab & Co., Inc. and our other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Charles Schwab & Co., Inc. and our other affiliates may use this prospectus in connection with such transactions.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF SECURITIES

The validity of the securities to be issued under this prospectus, will be passed upon for us by Arnold & Porter LLP, counsel to The Charles Schwab Corporation. Partners of that firm beneficially own an aggregate of less than 1% of our common stock.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.